EXHIBIT 10.26

LEASE

BETWEEN

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT

AS LANDLORD

AND

ECOST.COM,INC.

AS TENANT

FOR

SOUTHPOINT DISTRIBUTION PARK

SUMMARY OF BASIC LEASE INFORMATION

This Summary (the “Summary”) is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the “Lease”). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

1.       Date:                            January 14, 2004
2.       Landlord:                        Teachers Insurance and Annuity Association of America for the benefit of its Separate Real Estate Account
3.       Address of Landlord:             8400 Andrew Carnegie Boulevard
                                          Charlotte, NC 28262
                                          Attn:  Denise Maxwell
                                          Phone:  704-988-4296
                                          Telecopy:  704-595-0596
4.       Tenant:                          eCOST.COM, INC., a Delaware corporation
5.       Address of Tenant:               2555 W 190th Street
                                          Torrance, California  90504
                                          Attention:  Rod Herring
                                          Phone:  310-225-5040
                                          Telecopy:  310-630-3379
6.       Premises:                        Approximately  163,632  rentable  square  feet,  in  the  Building.   The
                                          Premises are outlined on the plan attached to the Lease as Exhibit A.
7.       Building:                        The  building  of  which  the  Premises  are a part  is  located  at 4895
                                          Pleasant  Hill  Road,  Memphis,  Tennessee,  as shown on  Exhibit B  (the
                                          "Building")  and is located on the real  property  described on Exhibit C
                                          (the  "Property").  The  Building  is known as  "Southpoint  Distribution
                                          Park."  The  parties  agree  that  the  Building  contains  approximately
                                          400,232 rentable square feet.
8.       Term.
(a)      Lease Term:                      Seventy (70) months.
(b)      Commencement Date:               The earliest of (a) the  Possession  Date;  (b) the  date of  Substantial
                                          Completion;  or (c) the date on which  Substantial  Completion would have occurred but for the occurrence of any Tenant Delays.

                                          The anticipated Possession Date is February 1, 2005.
(c)      Expiration Date:                 The last day of the seventieth (70th) month of the Term.
(d)      Renewal Options:                 One (1) option of five years.  (See Addendum)
9.       Base Rent:
                                                                            Monthly Installment of
                       Lease Months                                                Base Rent
                           1-8                                                    $21,500.00
                           9-11                                                   $25,800.00
                          12-14                                                   $30,100.00
                          15-20                                                   $34,400.00
                          21-70                                                   $38,700.00
                                          Provided  that  Tenant  has  faithfully  performed  all of the  terms and conditions of this Lease,  Landlord  agrees to abate Tenant's  obligation to pay  Base  Rent  for the  first  two (2)  month(s)  of the  Term  (the
                                          "Conditional  Rent").  Notwithstanding  the  foregoing,  however,  during such abatement period,  Tenant shall still be responsible for the payment of all Additional Rent payable under this Lease.
10.      Additional Rent.
(a)      Tenant's Proportionate Share             Lease Months                      Proportionate Share
           of Operating Costs:
(a)                                                    1-8                      21.49% (based on 86,000 RSF)
(a)                                                   9-11                     25.79% (based on 103,200 RSF)
(a)                                                   12-14                    30.08% (based on 120,400 RSF)
(a)                                                   15-20                    34.38% (based on 137,600 RSF)
(a)                                                   21-70                    40.88% (based on 163,632 RSF)
                                          For the purpose of  calculating  Tenant's Cost  Allocation,  Controllable
                                          Operating  Costs shall not  increase by more than seven  percent (7%) per year in the  aggregate  over the  Term.  "Controllable  Operating  Costs"
                                          shall mean  Operating  Costs other than Taxes,  insurance,  utilities and security.
11.      Construction Allowance:          $369,400.00.
12.      Security Deposit:                $77,400.00
13.      Permitted Use:                   General   office/warehouse   use,   along   with  a  retail   outlet   of
                                          approximately  3,000 square feet from which Tenant may sell "blue goods,"
                                          which are  inventory  that is damaged,  unpackaged or otherwise not first quality.  The hours of operation  of the retail  outlet shall be not more than 9 a.m. to 5 p.m., Monday through Saturday.
14.      Brokers:
(a)      Tenant:                          CB Richard Ellis
                                          100 Peabody Place, Suite 1200
                                          Memphis, Tennessee 38103
                                          Attention:  Patrick Burke
(b)      Landlord:                        Colliers Management Services, LLC
                                          6060 Primacy Parkway, Suite 441
                                          Memphis, Tennessee  38119
                                          Attention:  Brad Kornegay
15.      Addenda and Exhibits:            The addenda and exhibits  listed below are  incorporated  by reference in this Lease.

                                          Addendum #1-Letter of Credit

                                          Addendum #2 - Renewal Option

                                          Exhibit A         Floor Plan of Premises
                                          Exhibit B         Site Plan of Building
                                          Exhibit C         Legal Description
                                          Exhibit D         Term Certification
                                          Exhibit E         Construction
                                          Exhibit F         Building Services
                                          Exhibit G         Rules and Regulations
                                          Exhibit H         Parking Agreement
                                          Exhibit I                  Current Operating Costs
Landlord and Tenant hereby agree to the foregoing terms of this Lease Summary.

LANDLORD:                                 TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York
                                          corporation, for the benefit of its Separate Real Estate Account

                                          By:/s/ Denise Maxwell

                                          Printed Name: Denise Maxwell

                                          Title: Director

                                          Date: 1/7/05
TENANT:                                   eCOST.COM, INC., a Delaware corporation

                                          By:/s/ Adam Shaffer

                                          Printed Name: Adam Shaffer

                                          Title: Chairman and CEO

                                          Date: 1/7/05

                                                        -i-

LEASE

THIS LEASE (the “Lease”) is made effective as of ________________________, 20___ by and between and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Separate Real Estate Account (“Landlord”) and eCOST.COM, INC., a Delaware corporation (“Tenant”) with reference to the following facts and circumstances:

A.     Landlord is the owner of the Project, as defined herein.

B.     The Premises covered by this Lease are defined on the Lease Summary and are located in the Building, as defined on the Lease Summary.

C.     The parties desire to enter into this Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties do hereby agree to the following:

ARTICLE 1

LEASE OF PREMISES

In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. In addition, Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants, and invitees to use the Common Areas.

ARTICLE 2

DEFINITIONS

As used in this Lease, the following terms shall have the following definitions:

2.1 Additional Rent. All costs and expenses that Tenant assumes or agrees to pay to Landlord under this Lease other than Base

Rent.

2.2 Affiliate. An entity that is controlled by, controls, or is under common control with a party. “Control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any entity.

2.3 Bankruptcy Code. Title 11 of the United States Code, as amended from time to time.

2.4 Building Services. As set forth in Exhibit F.

2.5 Building Structure. The Building's roof, foundation, floors and structural members of interior and exterior walls (but in no event non-structural interior walls) and other structural elements.

2.6 Business Days. Days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it shall be timely to accomplish or deliver the same on the next following Business Day.

2.7 Commencement Date. As set forth on the Lease Summary.

2.8 Common Areas. Unrestricted parking areas, entrances, exits, driveways and walkways, loading facilities, terraces and landscaped areas in and around the Building, and other generally understood public or common areas in the Project.

2.9 Environmental Laws. All federal, state and local laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

2.10 Expiration Date. As set forth on the Lease Summary, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.11 Guarantor(s). The parties set forth on the Lease Summary, if any, and any other party liable for or required by Landlord to guaranty Tenant’s obligations under the Lease.

2.12 Hazardous Materials. Any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Project, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, medical waste, electromagnetic fields, mold and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule or regulation.

2.13 Holidays. All federally observed holidays, including New Year’s Day, President’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

2.14 Interest Rate. The average prime loan rate published by the board of governors of the Federal Reserve System of the United States, as the same may change from time to time, plus four percent (4%) per annum, but not in excess of the maximum rate, if any, allowed by Law for the transaction on which interest is being calculated.

2.15 Landlord Related Parties. Landlord, Landlord’s Affiliates, and the members, principals, beneficiaries, partners, trustees, shareholders, directors, officers, employees, mortgagees, investment managers, attorneys, and agents of Landlord and Landlord’s Affiliates, and the successors of such parties and any party claiming by, through or under Landlord.

2.16 Landlord Work. The work to be performed by Landlord, if any, set forth in Exhibit E-1.

2.17 Law or Laws. All federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, requirements, codes, decrees, orders, and decisions by courts and cases, when the decisions are considered binding precedent in the State, and decisions of federal courts applying the Law of the State; including but not limited to The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and any regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

2.18 Lease Year. Each twelve (12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years.

2.19 Material Alterations. Any alterations to the Premises that involve the Building Structure or Building systems or that cost more than $20,000.00.

2.20 Mortgagee. The lessor under any present and future ground or underlying lease of the Property and the holder of any mortgage, deed to secure debt or trust deed now or hereafter in force against the Property or the Building.

2.21 Operating Costs. All reasonable and customary costs incurred by Landlord in the ownership, management, maintenance, repair, replacement, improvement, alteration and operation of the Building and Project, including, without limitation, the following: (a) utilities; (b) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building or the Project; (c) insurance (including but not limited to public liability, property damage, earthquake, flood, pollution, terrorism and property insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders); (d)landscaping; (e)parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, re-striping, and cleaning; (f) reasonable reserves for operation, maintenance and repair of the Project and for covering uninsured damage and liability claims relating to the Project, including, without limitation, deductible amounts (provided that if Landlord incurs an expense for which a reserve is held, Landlord shall apply the applicable reserves to the expense prior to including the balance of the expense in Operating Costs); (g) fees, charges and other costs, including without limitation, reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building or the Project; (h) compensation (including, without limitation, employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, or overhaul of the Building or the Project, and equipment, improvements, and facilities located within the Project; (i) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or the Project; (j) security service and trash removal; (k) maintenance and replacement of curbs and walkways; (l) repair of the roof; (m) Building signage and directories; (n) management of the Building or the Project, whether by Landlord or an independent contractor; (o) rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation or repair of the Building or the Project; (p) licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments that may affect Operating Costs; (q) the costs incurred in connection with the implementation and operation of any governmentally mandated transportation system management program or similar program; (r) any costs, expenditures, or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; and (s)amortization of capital expenses (including without limitation financing costs) that are (A) required by a governmental entity for energy conservation, handicapped requirements, or life safety purposes, or (B) made by Landlord to reduce Operating Costs; provided that such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. The current Operating Costs are set out in Exhibit I attached hereto. Notwithstanding the foregoing, for purposes of this Lease, Operating Costs shall not include:

2.21.1 Costs (including, without limitation, permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

2.21.2 Utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision similar to the provisions set forth in this Lease);

2.21.3 Except as otherwise specifically provided in this Section, alterations to the Building that are considered capital improvements and replacements and replacements of such capital improvements under sound real estate management principles;

2.21.4 Depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles;

2.21.5 Services or other benefits that are not available to Tenant, but which are provided to other tenants of the Building;

2.21.6 Overhead or any profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the cost of such services that could be obtained from equally qualified third parties on a competitive basis or at market rates;

2.21.7 Except as otherwise specifically provided in this Section, interest on debt or amortization on any mortgages, and other charges, costs and expenses payable under any mortgage, if any, and costs for financing and refinancing the Project;

2.21.8 Ground rents;

2.21.9 Compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord;

2.21.10 Rentals and other related expenses incurred in leasing heat, ventilation, and air-conditioning, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used (a) in providing janitorial or similar services and which is not affixed to the Building, and (b) in case of emergency;

2.21.11 Electrical power for which Tenant directly contracts with and pays a local public service company;

2.21.12 Marketing costs, including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including, without limitation, attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

2.21.13 Costs covered by insurance, to the extent of the insurance proceeds actually received by Landlord;

2.21.14 Costs covered by warranties, to the extent of the amount actually paid under the warranty;

2.21.15 Any service provided directly to and paid directly by any tenant; and

2.21.16 Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building.

2.22 Permitted Use. As set forth on the Lease Summary.

2.23 Permitted Transfer. The transfer of ownership interests in a publicly traded entity, a transfer in connection with a sale of substantially all of the assets of Tenant as a going concern, a merger or consolidation of Tenant with another entity, and an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant.

2.24 Possession Date. The date on which Landlord tenders possession of the Premises to Tenant with the Landlord Work Substantially Completed.

2.25 Project. The Property, the Building and any other improvements on the Property. 2.26 Project Operating Costs. Operating Costs and Taxes.

2.27 Rent. Base Rent and Additional Rent.

2.28 Rentable Area. The total square footage of all floor area for lease to tenants of the Building or Project, as determined by Landlord’s architect which is 400,232 square feet. Landlord reserves the right to alter the Project, and in such event, the Rentable Area of the Premises and the Project could likewise be revised. If the Building is altered as to size, the Rentable Area of the Project may from time to time be subject to recalculation, as determined by Landlord and applied on a consistent basis throughout the Project if the Building is altered as to size.

2.29 Rules and Regulations. As set forth in Exhibit G. 2.30 State. The state in which the Project is located. 2.31 Substantial Completion or Substantially Completed. As defined in the Exhibit E.

2.32 Taxes. All taxes, assessments, whether special or general, water and sewer charges, and other similar government charges levied on or attributable to the Building or Project or their operation, including, without limitation (a) real property taxes or assessments levied or assessed against the Building or Project; (b) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, municipality or governmental or quasi-governmental agency, including but not limited to any assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (c) any tax, assessment, levy, license fee or charge measured by or based, in whole or in part, by Rent received from the leasing of the Premises, the Building, or the Project, or any portions thereof; (d) general or special, ad valorem or specific, excise, capital levy, or other tax, assessment, levy, or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project; (e) any transfer, transaction, or similar tax, assessment, levy, or charge based directly or indirectly upon the transaction represented by this Lease or other leases in the Project; (f) any occupancy, use, per capita, or other tax, assessment, levy, or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Project; (g)  the reasonable and customary costs and expenses of any contest or protest of Taxes prosecuted by Landlord, including, without limitation, any reasonable and customary appraisal fees and reasonable and customary attorneys’ fees. Taxes shall not include (i) any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal Government or their agencies, branches, or departments, and (ii) tax penalties, interest or late charges incurred as a result of Landlord’s failure to make timely payment of Taxes. Except as provided below, Tenant hereby waives, and assigns, transfers and conveys to Landlord, any and all rights to contest or protest any Taxes. Taxes for any calendar year shall only include those taxes or installments of assessments that become due and payable during said year. Landlord shall pay assessments in installments over the longest period of time permitted by the taxing authority, before becoming delinquent. If, after Tenant requests that Landlord seek tax adjustments or concessions and Landlord declines to do so, Tenant may elect to seek such tax relief conditioned on Tenant furnishing to Landlord satisfactory security to protect against the risk of Tenant’s undertaking to obtain such tax relief.

2.33 Telecommunications Systems. All telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of any telecommunications within the Building or from the Building to any other location.

2.34 Tenant Delays. As defined in Exhibit E. 2.35 Tenant Related Parties. Tenant, its agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant. 2.36 Tenant's Cost Allocation. Tenant's Proportionate Share of Project Operating Costs for the year in question.

2.37 Tenant’s Property. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, that can be removed without material damage to the Building, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises.

2.38 Tenant’s Proportionate Share. As set forth on the Lease Summary. Beginning in month 21 of the Term, such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project. Tenant’s Proportionate Share is subject to recalculation in accordance with changes in the Rentable Area of the Premises or the Project. Landlord reserves the right to create pools of similarly situated tenants for the purpose of allocating certain Operating Costs that benefit only the tenants in such pool (“Specialized Operating Costs”). For the purpose of allocating Specialized Operating Costs for any pool of which Tenant is a member, Tenant’s Proportionate Share shall be a fraction, the numerator of which shall be the Rentable Area of the Premises, and the denominator of which shall be the Rentable Area of the premises of all tenants in such pool. Prior to said time, Tenant’s Proportionate Share shall be as set out in the Lease Summary.

2.39 Term. As set forth on the Lease Summary, as the same may be extended from time to time.

2.40 Transfer. An assignment, mortgage, pledge, hypothecation, encumbrance, lien or other transfer of this Lease or any interest hereunder, a transfer by operation of law, a sublease of the Premises or any part thereof, or the use of the Premises by any party other than Tenant and its employees. “Transfer” shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners or members, or transfer of twenty-five percent (25%) or more of partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership or company without immediate reconstitution thereof, (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; and (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding the foregoing a “Transfer” shall not include a “Permitted Transfer” provided that (A) the transferee assumes, in full, the obligations of Tenant under this Lease; (B) Tenant remains fully liable under this Lease; (C) the use of the Premises remains unchanged; (D) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date; and (E) the same is not a subterfuge by Tenant to avoid its obligations under this Lease.

2.41 Transferee. Any person to whom any Transfer is made.

ARTICLE 3

PREMISES AND DELIVERY OF POSSESSION

3.1 Delivery of Possession. Except as otherwise provided herein, Landlord shall use commercially reasonable efforts to deliver possession of Premises on or before the anticipated Possession Date set forth on the Lease Summary. If for any reason, Landlord is delayed in delivering possession of the Premises to Tenant, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but (except in the case of Tenant Delays) the Commencement Date shall be extended for the period of such delay. However, if the Premises is not delivered to Tenant by April 1, 2004, subject to force majeure and delays caused by Tenant, Tenant may terminate this Lease by thirty (30) day’ written notice to Landlord; provided that if Landlord delivers the Premises within such thirty (30) day period, Tenant’s notice of termination shall be nullified and this Lease shall remain in full force and effect.

3.2 Commencement Date. If the Commencement Date is not fixed on the Lease Summary, once the Commencement Date is fixed, within ten (10) Business Days following request by Landlord, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D attached hereto and made a part hereof, indicating thereon any exceptions thereto that may exist at that time. Failure of Tenant to execute and deliver such certificate shall constitute binding and conclusive acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D, as prepared by Landlord, are true and correct.

3.3 Size of Premises. Unless otherwise expressly provided herein, the Rentable Area of the Premises will be deemed for all purposes to be as set forth on the Lease Summary.

ARTICLE 4

RENT

Tenant agrees to pay to Landlord all Rent payable hereunder, without set-off or deduction, in lawful money of the United States of America. Tenant shall pay the Rent as follows:

4.1 Base Rent. Tenant shall pay to Landlord the Base Rent without notice or demand, in installments due and payable in advance on the first day of each calendar month during the Term. Along with and in addition to each monthly Base Rent payment under the Lease, Tenant shall pay to Landlord the sales or privilege tax, if any, required under applicable Law. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Base Rent. Concurrent with the execution of this Lease, Tenant will deliver to Landlord the first month’s Base Rent.

4.2 Tenant’s Cost Allocation. For each calendar year, in addition to the Base Rent and all other payments due under this Lease, Tenant shall pay Tenant’s Cost Allocation, as follows:

4.2.1 Estimated Payments. Tenant shall pay Landlord’s reasonable estimate of Tenant’s Cost Allocation for each year (the “Estimated Payment”) in advance, in monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first (1st) day of the month following the month in which Landlord notifies Tenant of any revised Estimated Payment. Landlord shall estimate from time to time the amount of the Tenant’s Cost Allocation for each year and then make an adjustment in the following year based on the actual Tenant’s Cost Allocation incurred for the prior year. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Estimated Payment.

4.2.2 Reconciliation. Within one hundred fifty (150) days after the end of each calendar year, Landlord shall deliver to Tenant a statement (the “Statement”) setting forth Tenant’s Cost Allocation for such year. If Tenant’s Cost Allocation for such year exceeds the total of the Estimated Payment made by Tenant for each year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the Statement. If the Estimated Payment made by Tenant exceeds Tenant’s Cost Allocation for such year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of Project Operating Costs an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord after the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section shall survive the expiration or termination of this Lease, and Landlord’s failure to deliver the Statement shall not be deemed a waiver of Landlord’s right to make the adjustments set forth herein.

4.2.3 Landlord’s Records. Landlord shall maintain records respecting Project Operating Costs and determine the same in accordance with sound and consistent accounting and management practices. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying which records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than ninety (90) days following the furnishing of the Statement. Tenant may take exception to matters included in Project Operating Costs or Landlord’s computation of Tenant’s Proportionate Share by sending notice specifying such exception and the reasons therefor to Landlord no later than sixty (60) days after Landlord makes such records available for examination. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant of Landlord’s choice, subject to Tenant’s reasonable approval, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, including, without limitation, any reasonable attorneys’ fees incurred by Landlord in connection therewith, unless such certification determines that Tenant was overbilled by more than five percent (5%) in the aggregate for the applicable year. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Project Operating Costs in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant acknowledges that any information gathered through an audit is strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial and legal consultants. The Statement shall be considered final, except as to matters to which exception is taken in the manner and within the times specified herein.

4.3 Other Taxes Payable by Tenant. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) that are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by, or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; or (b) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, including but not limited to any sales tax on the Rent paid hereunder. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

4.4 Place of Payment. All Rent shall be paid at the office of Landlord set forth on the Lease Summary or at such other place as Landlord may designate.

4.5 Interest and Late Charges. If Tenant fails to pay any Rent when due, after giving effect to any applicable grace periods, the unpaid amounts shall bear interest at the Interest Rate. Tenant acknowledges that the late payment of any Rent will cause Landlord to incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such payment is not received by Landlord within ten (10) days from when due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such payment, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent when due. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss resulting from Tenant’s nonpayment. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges, plus a Fifty Dollar ($50.00) fee. After two (2) returned checks in any twelve (12) month period, Landlord will have the right to receive payment by a cashier’s check or money order. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

ARTICLE 5

SECURITY DEPOSIT

Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as shown on the Lease Summary. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Security Deposit shall be returned to Tenant within thirty (30) days subsequent to the Expiration Date. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers the Premises during the Term of this Lease, Landlord may pay the Security Deposit to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit.

ARTICLE 6

USE

6.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use as shown on the Lease Summary, and for no other purpose without Landlord’s consent. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall not (a) do or permit anything to be done in or about the Premises that would in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or violate any restrictions or exclusive uses set forth in any other tenants’ leases of which Tenant has actual notice; or (b) injure, annoy or interfere with the business of any other tenants or occupants of the Project or any of their invitees; (c) cause, maintain, or permit any nuisance in, or about the Premises; or (d) commit or suffer to be committed any waste in or upon the Premises, the Building or the Project. The foregoing provisions shall be uniformly applicable to other tenants of the Project.

6.2 Compliance with Law. Tenant has been provided an opportunity to inspect the Premises, the Building and the Project to a degree sufficient to determine whether or not the same, in their condition as of the date hereof, violate any applicable Law. Tenant further acknowledges and agrees that, except as may otherwise be specifically provided in this Lease, Landlord has made no representation or warranty as to whether the Premises, the Building or the Project conforms to the requirements of Law. After completion of Landlord Work in accordance with this Lease, Tenant shall be responsible for compliance of the Premises with applicable Law and shall bear all costs necessary to maintain the Premises in compliance with Law, except for Landlord’s obligations under this Lease. Tenant shall also be responsible for the cost of any alterations to other portions of the Building or the Project necessitated by any alterations to the Premises by Tenant or any change in use of the Premises by Tenant after completion of the Landlord Work. Tenant shall not use or occupy the Premises in violation of any Law or the certificate of occupancy issued for the Building or the Project and shall, upon notice from Landlord, immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of Law or the certificate of occupancy. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such Laws in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Should any obligation be imposed by Law, then Tenant agrees, at its sole cost and expense, to comply promptly with such obligations to the extent the same relate to the Premises or Tenant’s use of the Premises, the Building or the Project unless such obligation is that of the Landlord under this Lease.

6.3 Effect on Landlord’s Insurance. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any property coverage, or other insurance policy covering the Building, the Project or any property located therein. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

6.4 Transportation Management. Tenant shall comply with all present or future programs intended to reasonably manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (a) restrictions on the number of peak-hour vehicle trips generated by Tenant; (b)increased vehicle occupancy; (c) implementation of an in-house ridesharing program and an employee transportation coordinator; (d) working with employees and any Building or area-wide ridesharing program manager; (e) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (f) utilizing flexible work shifts for employees. Unless required by law, Tenant shall not be required to participate in such programs if the same would materially interfere with the operation of Tenant’s business, or would result in a material expense to Tenant.

6.5 Use of Common Areas. Use of all Common Areas by any Tenant Related Parties shall be subject to such rules and regulations as may from time to time be reasonably made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of the Building. The Common Areas shall at all times be subject to the Rules and Regulations.

ARTICLE 7

HAZARDOUS MATERIALS

7.1 Indemnity. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages (including, without limitation, reasonable attorneys’ fees), directly or indirectly arising out of the existence, use generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials in, on, or under the Premises, the Building or the Project or in the groundwater under the Project and the migration or transportation of Hazardous Materials to or from the Premises, the Building or the Project or the groundwater underlying the Project, to the extent that any of the foregoing is caused by any Tenant Related Parties. This indemnity extends to the costs incurred by any Landlord Related Party to repair, clean-up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws; provided that if Tenant is not otherwise in Default, Landlord shall give Tenant not less than thirty (30) days’ advance notice of Landlord’s intention to incur such costs.

7.2 Restriction on Hazardous Materials. Tenant shall not permit any Tenant Related Parties to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials except for nominal amounts used in compliance with all applicable Law (“Nominal Amounts”), in, on, or about the Premises, the Building or the Project or transport Hazardous Materials from the Premises, the Building or the Project unless Tenant shall have received Landlord’s prior consent therefor, which Landlord may revoke at any time, and shall not cause or permit the release or disposal of Hazardous Materials from the Premises, the Building or the Project except in compliance with applicable Environmental Laws. Tenant shall promptly deliver notice to Landlord if Tenant obtains knowledge sufficient to infer that Hazardous Materials are located on the Premises, the Building or the Project that are not in compliance with applicable Environmental Laws or if any third party, including without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Premises, the Building or the Project or is being or has been released from the Premises, the Building or the Project.

7.3 Investigation of Contamination. Upon reasonable written request of Landlord, based on bona fide evidence of a possible violation of the Premises for which Tenant is responsible, or if Tenant locates Hazardous Materials on the Premises in excess of Nominal Amounts, Tenant, through its appropriately qualified and licensed professional engineers, and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Premises, the Building or the Project that would arguably come within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Tenant, using duly licensed and insured contractors approved by Landlord, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Premises, the Building and the Project as may be required by applicable Environmental Laws that comes within the scope of Tenant’s indemnification and hold harmless obligations as set forth above.

7.4 Landlord Consent. If during the Term of this Lease, Tenant contemplates utilizing Hazardous Materials (or subleasing or assigning this Lease to a subtenant or assignee who utilizes Hazardous Materials) in excess of Nominal Amounts, Tenant shall obtain the prior written consent of Landlord. As a condition of granting such consent, Landlord may require, among other things, that (a) such substances be of the type customarily used in offices and be used and maintained only in such quantities as are reasonably necessary for the Permitted Use and in strict accordance with applicable Environmental Laws and manufacturer instructions therefor; (b) such substances shall not be disposed of, released or discharged on the Project and shall be transported to and from the Premises in compliance with all applicable Environmental Laws and as Landlord shall reasonably require; (c) any remaining such substances shall be completely, properly and lawfully removed from the Premises, the Building and the Project upon expiration or earlier termination of this Lease; (d) such use shall not constitute a nuisance, danger or health risk to or disrupt the business of any other occupant of the Building or the Project; and (e) if reasonably required by Landlord based on Tenant’s anticipated use, Tenant carry environmental insurance acceptable to Landlord, meeting the requirements of Sections 18.2 and 18.3, and naming Landlord as an additional insured. If any applicable Environmental Law or other ordinance or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site and shall ensure that such disposal occurs frequently enough to prevent unnecessary storage of such substances on the Premises. At such times as Landlord may reasonably request, but not more than semi-annually, Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Environmental Laws. Landlord, at its option, and at Tenant’s expense, after notice to Tenant of bona fide issue and Tenant’s opportunity to respond, may cause an engineer selected by Landlord, to review (1) Tenant’s operations including, without limitation, materials used, generated, stored, disposed, and manufactured in Tenant’s business; and (2) Tenant’s compliance with terms of this Section. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following the commencement of the Term of this Lease. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule. If any such review does not establish any violation by Tenant, and provided such review was not requested because Tenant locates Hazardous Materials on the Premises in excess of Nominal Amounts, Landlord shall, on demand, reimburse Tenant for the reasonable costs of such review.

7.5 Landlord Warranty. Landlord warrants that, to its actual knowledge as of the date of this Lease, there are no Hazardous Materials located on the Premises in violation of applicable Law.

ARTICLE 8

SERVICES AND UTILITIES

8.1 Utilities. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises (“Utilities”), together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. Landlord warrants that, as of the Commencement Date, the utilities currently serving the Premises will be in working order.

8.2 Furnishing of Building Services. Provided that Tenant is not in Default, Landlord agrees to furnish the Building Services as set forth on Exhibit F.

8.3 Interruption in Services. Unless caused by the negligence or willful misconduct of Landlord, Landlord shall not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated, for any interruption of or diminution in the quality or quantity of Utilities or Building Services, when the same is occasioned, in whole or in part, by (a) repairs, replacements, or improvements; (b) by any strike, lockout or other labor trouble; (c) by inability to secure or limitation, curtailment, or rationing of, or restrictions on, use of electricity, gas, water, or other form of energy serving the Premises, the Building or the Project; (d) by any accident or casualty; (e) by act or Default by Tenant or other parties; or (f) by any other cause beyond Landlord’s reasonable control. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure of Utilities or failure to furnish any Building Services. No failure, delay or diminution in Utilities or Building Services shall ever be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except for a failure of Landlord to supply Building Services as a result of Landlord’s negligence or willful misconduct that materially interferes with the operation of Tenant’s business, and which would not be covered under a standard business interruption insurance policy. Furthermore, Landlord shall not be liable under any circumstances for loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure of Utilities or failure to furnish Building Services.

8.4 Safety and Security Devices, Services, and Programs. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

8.5 Government Energy or Utility Controls. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s interpretation shall prevail (provided the same is reasonable and consistent for all tenants of the Project that are affected by such controls), and Landlord shall have the right to enforce compliance therewith, including, without limitation, the right of entry into the Premises to effect compliance.

8.6 Telecommunications. Tenant and Tenant’s telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies (“Telecommunications Companies”), shall have no right of access to or within the Project for the installation and operation of Tenant’s Telecommunications System without Landlord’s prior consent, which shall not be unreasonably withheld or delayed. All work with respect to Tenant’s Telecommunications System shall be subject to the terms of this Lease governing alterations and improvements by Tenant.

ARTICLE 9

CONDITION OF THE PREMISES

Prior to the Possession Date, Landlord shall perform the Landlord Work, as described in Exhibit E-1. Except as expressly provided in Exhibit E-1, Tenant acknowledges that Tenant is leasing the Premises on an “as is, where is” basis. Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition, except for reasonable Punchlist Items delivered in accordance with Exhibit E-1. Tenant acknowledges and agrees that Landlord has made no representation or warranty as to whether the Premises, the Building or the Project conforms to the requirements of Law except that Landlord shall furnish a certificate of occupancy for the Landlord Work. No promise of Landlord to alter, remodel, repair, or improve the Premises, the Building or the Project, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Building, the Project or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord or its broker or sales agent, other than as may be expressly contained in this Lease. Promptly following the Possession Date, Tenant shall perform Tenant’s Work to the Premises, if any, as described in Exhibit E-1.

ARTICLE 10

REPAIRS AND MAINTENANCE.

10.1 Landlord’s Obligations. This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the repair and maintenance of (a) the Building Structure; and (b) Common Areas (including the sprinkler system and the utility lines to the exterior of the Premises), provided items under this subsection (b) shall be included in Operating Costs. The Building Structure does not include windows, glass or plate glass, doors, special fronts, or office entries, mechanical systems, fire prevention systems, electrical systems, or plumbing systems, all of which shall be maintained by Tenant. In the event Tenant Defaults in performing such obligations, Landlord reserves the right to contract for maintenance of such systems on behalf of Tenant and to bill Tenant directly for the reasonable cost of such maintenance. Tenant shall give Landlord prompt notice of any damage or condition that Landlord is obligated to repair.

10.2 Tenant’s Obligations. Tenant, at Tenant’s sole expense, shall maintain, repair and replace all portions of the Premises that are not Landlord’s responsibility under the preceding Section in good order, condition, and repair, including without limitation, the following: (a) all HVAC, plumbing, electrical, sewerage and mechanical systems serving only the Premises; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings; (c) all windows, doors, entrances, and plate glass; and (d) any fire detection or extinguisher equipment within the Premises that Landlord does not maintain. Tenant shall also maintain the lighting in the Premises (including replacement of bulbs and batteries). Tenant shall conduct quarterly tests on emergency lighting and provide Landlord a copy of each such test. Bulbs, ballasts and light fixtures shall be replaced whenever they fail. All bulbs, batteries, ballasts and fixtures of the lighting systems must be in working order upon lease termination. Tenant’s obligations shall include all necessary repairs and replacements, ordinary as well as extraordinary, foreseen as well as unforeseen. All such repairs and replacements shall be of the quality received at the Commencement Date and shall be sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part any warranties, or prevent the procurement of any insurance policies that may, at any time, be required under the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk and Landlord shall uniformly require all tenants in the Project to comply with this provision. In the event that Tenant shall replace one or more elements of the HVAC system costing $5,000.00 or more per element (the “Replaced Elements”), during the final two (2) years of the then current Term, and the Lease is not extended or renewed, Landlord shall pay to Tenant at the expiration of this Lease the unamortized cost of the Replaced Elements based on a five (5) year amortization (the “Unamortized Cost”). Landlord’s prior approval shall be required for any Required Element for which Landlord may be obligated to pay the Unamortized Cost.

10.3 Additional Maintenance Obligations. Without limiting the generality of the foregoing, Tenant agrees as follows:

10.3.1 Tenant shall enter into a maintenance contract or contracts, in form and substance and with a firm reasonably satisfactory to Landlord and with Landlord’s prior consent, for the maintenance and regular repair of the mechanical systems, including but not limited to the heating, ventilating and air conditioning systems, including exhaust fans. Said maintenance contract shall provide, at a minimum, for quarterly inspections and services. If Tenant Defaults in maintaining such contracts, Landlord, at its election, may enter into such contract and charge Tenant for the reasonable cost thereof.

10.3.2 Tenant shall keep and maintain written reports of the maintenance and repair to the mechanical systems, and the fire sprinkler system and forward copies of each inspection report to Landlord within ten (10) days of each inspection. Tenant shall also provide information and backup for major repairs to any building systems, including any warranties on the work, that occurred at any time during the Term. All such information to be furnished upon Lease expiration or, if earlier, upon written request by Landlord to Tenant.

10.3.3 Tenant shall maintain the lighting in the Premises (including replacement of bulbs and batteries). Bulbs, ballasts and light fixtures shall be replaced whenever they fail. All bulbs, batteries, ballasts and fixtures of the lighting systems must be in working order upon lease termination.

10.3.4 Tenant shall maintain roll-up doors in good condition equivalent to the condition at the Commencement Date, including but not limited to repair of major dents and replacement of missing rollers and step plates.

10.3.5 Cobweb removal will take place on a continual basis. Roof insulation will be taped and/or reattached between the joists when necessary.

10.3.6 Tenant will lubricate all dock levelers, adjust springs and remove debris from pits at least semi-annually. Side seals will be replaced if damaged.

10.3.7 Tenant will reseal the internal concrete floors in the event the seal coating/concrete hardener becomes defective after Commencement Date due to the acts of Tenant. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord harmless from cost of repair incurred by Landlord that may result from the condition of the concrete interior/exterior walls or floors and any cracks therein or requirement of replacement or repair thereof made or caused by Tenant or any Tenant Related Parties, to the extent same is not covered by the warranty or guaranty of a contractor or subcontractor or to the extent Landlord is unable to recover under any such guaranty or warranty and such repair or replacement is the obligation of Tenant under this Lease.

10.4 Damage by Tenant. Except for ordinary wear and tear, casualty or condemnation, Tenant shall promptly reimburse Landlord for any costs that Landlord may incur in making repairs and alterations in and to the Premises, the Building, the Building Structure, the Project or facilities, systems or equipment of the Project, where the need for such repairs or alterations is caused by any of the following: (a) Tenant’s use or occupancy of the Premises in a fashion that contravenes any provision of this Lease; (b) the installation, removal, use, or operation of Tenant’s Property; (c) the moving of Tenant’s Property into or out of the Building; or (d) any tortious act, omission, misuse, or negligence of any Tenant Related Parties.

10.5 Load and Equipment Limits. Tenant shall not without Landlord’s consent place a load upon the Premises that exceeds the load per square foot, that the structural portions of the Premises were designed to carry, as determined by Landlord or Landlord’s structural engineer. Upon demand Tenant shall pay the cost of any such determination for items other than the equipment, library, files, and furniture originally approved by Landlord or by Landlord’s structural engineer.

ARTICLE 11

ALTERATIONS AND ADDITIONS

11.1 Tenant’s Alterations. Tenant shall not make any additions, alterations, or improvements to the Premises without the prior consent of Landlord, which consent shall be requested by Tenant at least thirty (30) days prior to the commencement of any work. Landlord’s consent may be conditioned, among other things, on Tenant’s removing any such additions, alterations, or improvements at the Expiration Date and restoring the Premises to the same condition as on the Possession Date. All additions, alterations, and improvements shall be (a) made in a good and workmanlike manner using only good grades of materials; (b) performed by properly qualified and licensed personnel approved by Landlord; (c) performed in such manner as not to obstruct access to the Building or the Common Areas, and as not to obstruct the business of Landlord or other tenants in the Building; and (d) diligently prosecuted to completion. Notwithstanding the foregoing, Tenant shall have the right during the Term to make additions, alterations, or improvements as Tenant may reasonably deem desirable or necessary, following ten (10) days’ notice to Landlord, but without Landlord’s consent, provided that such work is not a Material Alteration.

11.2 Payment and Indemnification. Tenant shall pay the costs of any work done on the Premises by or on behalf of Tenant and shall keep the Premises, the Building, and the Project free and clear of liens of any kind. Tenant shall indemnify, defend against, and keep Landlord free and harmless from all claims, demands, liability, loss, damage, costs, reasonable attorneys’ fees, and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant, including but not limited to resolution of any jurisdictional or other labor disputes.

11.3 Notices and Liens. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises, the Building or the Project. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record within twenty (20) days or bond against such lien in accordance with applicable Tennessee law (or such shorter period as may be required by any Mortgagee) after the earlier to occur of (a) receipt of notice thereof from Landlord; or (b) Tenant’s actual knowledge or notice of such lien filing. If Tenant shall fail to have such lien satisfied and released of record or bonded as provided herein, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall reimburse Landlord on demand for such amount together with any other reasonable costs of Landlord, including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien claim diligently and in good faith, and during such contest shall not be obligated to pay such lien claim, provided that Tenant is not in material breach of any of its obligations under this Lease and provided, Tenant, at its sole cost and expense, transfers the lien from the Property to a bond, thereby freeing the Property from any claim of lien. All materialmen, contractors, artisans, mechanics, laborers and any other person now or thereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to Premises or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished to or to be furnished to Tenant upon credit and that no mechanic’s lien or any other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or effect the state or interest of Landlord in and to the Premises or the Project, or any portion thereof. Before the actual commencement of any work for which a claim or lien may be filed in excess of $5,000.00, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of nonresponsibility or any other notices that Landlord deems necessary for the protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

11.4 Construction Requirements. Any work performed at the Building or on the Premises by Tenant or Tenant’s contractor in connection with improvements shall be subject to the General Conditions set forth in Exhibit E.

ARTICLE 12

CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person, or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant’s use, possession, or beneficial and quiet enjoyment of the Premises:

12.1 Name. To change the name or street address of the Building or the Project after reasonable notice to Tenant.

12.2 Signage. To install and maintain signs on the exterior of the Building and the Project. Landlord agrees that it will not allow advertising on the Building for parties other than tenants of the Project and signs related to the management and leasing of the Project.

12.3 Keys. To have passkeys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes. Landlord agrees to waive the requirement of pass-keys as long as Tenant staffs the Premises with on-site personnel 24 hours per day, 7 days per week, such that a person will be available at all times to provide access to the Premises.

12.4 Inspection and Entry. Landlord may, during Tenant’s regular business hours, accompanied by a Tenant representative, if available, enter the Premises on reasonable prior notice to Tenant (except in the event of an emergency, in which case no notice shall be required) (a) to inspect the Premises; (b) to show the Premises to any prospective purchaser or Mortgagee of the Project, or to others having an interest in the Project or Landlord; (c) during the last six (6) months of the Term, to show the Premises to prospective tenants; and (d) to make inspections, repairs, alterations, additions, or improvements to the Premises or the Building in accordance with the terms of this Lease; and (e) to take all steps as may be necessary or desirable for the safety, protection, maintenance, or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with Laws.

12.5 Renovations. Landlord may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Premises, or the Project, including without limitation Common Areas, roof, and structural portions of the Building. Renovations may include, without limitation, modifying the Common Areas and tenant spaces to comply with applicable Laws, including, without limitation, regulations relating to the physically disabled, seismic conditions, and building safety and security. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building or Project, including, without limitation, portions of the Common Areas, or perform work in the Building that may create noise, dust or leave debris. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for inconvenience, annoyance or loss of the use of any part of the Premises or of Tenant’s Property resulting from the Renovations.

12.6 Common Areas. Landlord shall have the right to eliminate or change the size, location and arrangement of the Common Areas; to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; to close all or any portion of the Common Areas as may be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the Common Areas; and to do and perform such other acts in and to the Common Areas as Landlord shall determine to be advisable for the convenience and use thereof by owners, occupants, tenants and invitees of the Building.

In the exercise of the foregoing rights, Landlord shall (except in an emergency) take reasonable steps to minimize any interference with Tenant’s business and to preserve access and parking available for the Premises.

ARTICLE 13

RULES AND REGULATIONS

Tenant shall comply with (and cause all Tenant Related Parties to comply with) the reasonable Rules and Regulations. Landlord shall not be responsible for any violation of the Rules and Regulations by other tenants or occupants of the Building or Project. All Rules and Regulations, whether now existing or hereafter adopted by Landlord, shall be non-discriminatory in nature. The Rules and Regulations shall be uniformly applicable as to all tenants in the Project.

ARTICLE 14

TRANSFERS

Except as provided in this Article, Tenant shall not, without the prior consent of Landlord, make any Transfer.

14.1 Notice. Tenant shall notify Landlord of any proposed Transfer (a “Transfer Notice”). The date of the proposed Transfer must be not less than forty-five (45) days or more than one hundred eighty (180) days after the date of the Transfer Notice. The Transfer Notice shall include (a) the proposed effective date of the Transfer; (b) a description of the portion of the Premises to be transferred (the “Subject Space”); (c) all of the terms of the proposed Transfer and the consideration therefor, including, without limitation, a calculation of the Transfer Premium (as defined below); (d) the name and address of the Transferee; (e) current financial statements of the Transferee certified by an officer, partner or owner thereof; (f) any other information that will enable Landlord to determine the financial responsibility, character, and reputation of the Transferee and the nature of such Transferee’s business; and (g) the proposed use of the Subject Space. Landlord shall respond to any properly delivered Transfer Notice within thirty (30) days.

14.2 Fees. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.3 Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer. It shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.3.1 The Transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Building.

14.3.2 The Transferee intends to use the Subject Space for purposes that are not permitted under this Lease.

14.3.3 The Transferee is either a governmental agency or instrumentality thereof.

14.3.4 The Transfer will result in more than a reasonable and safe number of occupants within the Subject Space.

14.3.5 The Transferee is not a party of reasonable financial worth or financial stability in light of the responsibilities involved under the Lease on the date consent is requested, as determined by Landlord.

14.3.6 The Transfer would cause a violation of another lease or any agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease.

14.3.7 Either the Transferee or an Affiliate of the Transferee (a) occupies space in the Building at the time of the request for consent; (b) is negotiating with Landlord to lease space in the Building at such time; or (c) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

14.4 Completion of Transfer. If Landlord consents to any Transfer (and does not exercise any recapture rights Landlord may have under this Lease), Tenant may within six (6) months after Landlord’s consent, enter into the approved Transfer, upon substantially the same terms and conditions as are set forth in the Transfer Notice. If there are any material changes in the terms and conditions from those specified in the Transfer Notice (a) such that Landlord would initially have been entitled to refuse its consent to such Transfer; or (b) that would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in the Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article (including, without limitation, exercise any of recapture rights Landlord may have under this Lease).

14.5 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant. “Transfer Premium” shall mean (a) all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease on a per rentable square foot basis; (b) all key money and bonus money paid by Transferee; and (c) any payment in excess of fair market value for services rendered by Tenant to Transferee. The “Transfer Premium” shall (i) be reduced by all out-of-pocket expenses incurred by Tenant in connection with the Transfer, such as brokerage commissions and reasonable attorneys’ fees; and (ii) shall not include any compensation for the fair market value of Tenant’s Property nor reasonable compensation for the sale of Tenant’s business that is not attributable to the value of Tenant’s leasehold interest hereunder. Tenant shall pay the Transfer Premium to Landlord within five (5) days following receipt by Tenant. Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. Within one (1) year following the date of the Transfer, Landlord shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer as necessary to confirm the calculation of the Transfer Premium. If the Transfer Premium shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, together with interest thereon at the Interest Rate and Landlord’s costs of such audit. If the Transfer Premium has been understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant and Tenant shall indemnify Landlord from and against any and all liability associated with such termination, including but not limited to any claims by the Transferee.

14.6 Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within twenty (20) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the Rentable Area retained by Tenant in proportion to the Rentable Area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect. Upon request of either party, the parties shall execute written confirmation of the foregoing.

14.7 Effect of Transfer. If Landlord consents to a Transfer, (a) no terms or conditions of this Lease shall be deemed to have been waived or modified; (b) such consent shall not be deemed consent to any further Transfer; (c) no Transfer shall be valid, and no Transferee shall take possession of the Premises, until an executed counterpart of all documentation pertaining to the Transfer has been delivered to Landlord; and (d) no Transfer shall relieve Tenant or any Guarantor from primary liability under this Lease. The acceptance of Rent by Landlord from any party shall not be deemed to be a waiver of Landlord of any provision hereof. In the event of Default by a Transferee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease by Transferees without notifying Tenant, and without obtaining its consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.

14.8 Tenant Remedy for Landlord Refusal to Consent. Notwithstanding any provision of this Lease or any applicable Laws to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedy for such breach by Landlord shall be limited to termination of this Lease as of the date of such court determination. Tenant hereby expressly waives the right to recover monetary damages of any kind whatsoever and attorney’s fees incurred on account of any such breach.

ARTICLE 15

DESTRUCTION OR DAMAGE

15.1 Landlord Termination Rights. If the Premises or the portion of the Building or the Project necessary for Tenant’s occupancy is damaged by fire, earthquake, terrorism, act of war, act of God, the elements or other casualty, then Landlord may terminate this Lease upon notice given to Tenant within sixty (60) days after the date of such casualty, effective as of the date of the casualty if (a) in Landlord’s opinion, repairs necessary for Tenant’s occupancy cannot be completed within ninety (90) days; (b) any other portion of the Building or the Project is damaged to the extent that, in Landlord’s opinion, repair thereof cannot be completed within ninety (90) days; (c) the Premises or the portion of the Building or the Project necessary for Tenant’s occupancy is damaged during the final twelve (12) months of the Term, unless Tenant shall exercise its next available renewal option (if any) within ten (10) days following receipt of Landlord’s termination notice, or unless both parties agree on an extension of this Lease within such ten (10) day period; (d) the insurance proceeds available to Landlord are not sufficient to complete repair or restoration; (e) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration; or (f) Tenant has vacated the Premises or is in Default under this Lease.

15.2 Repairs. If this Lease is not terminated as provided above, it shall continue in full force and effect, and Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment, and subject to all other terms of this Article, restore the Premises to the condition as of completion of the Landlord Work, the Common Areas and the portions of the Project serving the Premises. Such restoration shall be to substantially the same condition of such items as prior to the casualty, except for modifications (a) required by Law; (b) required by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Property; or (c) to the Common Areas reasonably deemed desirable by Landlord, and which are consistent with the character of the Project. No such modifications shall materially impair access to the Premises and any Common Areas serving the Premises or the functional use of the Premises by Tenant. Tenant shall be responsible, at its sole cost and expense, for the repair, restoration, and replacement of any leasehold improvements installed by Tenant (unless Landlord has elected to insure the same, in which case such repair shall be Landlord’s responsibility) and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience, or annoyance arising from any repair or restoration of any portion of the Premises, the Building, or the Project as a result of any damage from any casualty; except, subject to Section 17.3, as a result of Landlord’s negligence or willful misconduct in connection with such repair or restoration that (i) materially interferes with the operation of Tenant’s business; and (ii) would not be covered under a standard business interruption insurance policy. Following Landlord’s repair of the Premises, Tenant shall repair and restore any improvements installed by Tenant to substantially the same condition as prior to the casualty, except for modifications required by Law. All work by Tenant shall be subject to the conditions set forth in this Lease governing alterations and additions.

15.3 Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within two hundred seventy (270) days after being commenced (the “Repair Period”), Tenant may elect, no earlier than sixty (60) days after the date of the casualty and not later than ninety (90) days after the date of such casualty, to terminate this Lease by notice to Landlord, effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty(60) days after such notice. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term or any renewal period, then Tenant shall have the option to terminate this Lease by giving notice to Landlord within thirty (30) days after such casualty, in which event this Lease shall cease and terminate as of the date of such notice. Tenant shall also have the right to terminate this Lease if Landlord does not complete repairs within the Repair Period by thirty (30) days’ notice to Landlord after the expiration of the Repair Period; provided however, if Landlord completes repair within such thirty (30) day period, such termination shall be nullified and this Lease shall continue in full force and effect.

15.4 Apportionment of Rent. Upon any termination of this Lease pursuant to this Article, Tenant shall pay the Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease that by their terms survive the expiration or earlier termination of this Lease.

15.5 Abatement. The Rent shall abate on an equitable basis to the extent Tenant’s use of the Premises is impaired, commencing with the date of the casualty and continuing until completion of the repairs required of Landlord; provided that if the damage is due to the negligence or willful misconduct of any Tenant Related Party, Rent shall only abate to the extent the same is covered by rent loss insurance, if any, carried by Landlord.

15.6 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building, or the Project by fire or other casualty; and any present or future law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement shall have no application.

ARTICLE 16

EMINENT DOMAIN

16.1 Entire Premises. If the whole of the Building or the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the earlier of the date of the date title vests or the date possession is given, and Rent shall be prorated to such date.

16.2 Partial Condemnation. If less than the whole of the Building or the Premises is so taken, this Lease shall be unaffected by such taking, except that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty-five percent (25%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business or any part of the Common Areas are taken and the remaining area of the Common Areas is not reasonably sufficient in Tenant’s judgment for Tenant to continue operation of its business; and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of such termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and the Project.

16.3 Proceeds of Award. In the event of any taking, partial or whole, all of the proceeds of any award, judgment, or settlement payable by the condemning authority shall be the exclusive property of Landlord, whether awarded as compensation for the damages to Landlord’s or Tenant’s interest in the Premises and whether or not awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of its right, title, and interest in any award, judgment, or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for (a) relocation expenses; (b) damage to Tenant’s Property; and (c) the unamortized value of Tenant’s leasehold improvements.

16.4 Repairs. In the event of a partial taking of the Premises that does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking. Tenant shall be responsible at its sole cost and expense for the repair, restoration, and replacement of Tenant’s Property.

ARTICLE 17

INDEMNIFICATION, WAIVER, RELEASE AND LIMITATION OF LIABILITY

17.1 Tenant’s Indemnity. Except for any injury or damage to persons or property on the Premises that is proximately caused by or results proximately from the negligence or willful misconduct of Landlord, no Landlord Related Parties shall be liable for, and Tenant will and does hereby indemnify, defend and hold harmless the Landlord Related Parties against and from all liabilities, obligations, suits, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other reasonable professional fees (if and to the extent permitted by law), that may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with Tenant’s use, occupancy or maintenance of the Premises, the Building or the Project, including, without limitation, any of the following: (a) any work or thing done in, on or about the Premises, the Building or the Project or any part thereof by any Tenant Related Party; (b) any injury or damage to any person or property; (c) Tenant’s failure to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and (d) any negligent or otherwise tortious act or omission of any Tenant Related Party. At Landlord’s request, Tenant shall, at Tenant’s expense and by counsel reasonably satisfactory to Tenant selected by Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord against all costs, reasonable attorneys’ fees, expert witness fees, and any other expenses incurred in such action or proceeding.

17.2 Assumption of Risk. Tenant hereby assumes all risk of damage or injury to any person or property in, on, or about the Premises from any cause other than the negligence or willful misconduct of Landlord. Tenant, to the fullest extent permitted by law and as a material part of the consideration to Landlord for this Lease, hereby waives and releases all claims against any Landlord Related Parties with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that no Landlord Related Parties will be liable for any loss, injury, death, or damage to persons, property, or Tenant’s business resulting from (a) theft; (b) act of God, public enemy, injunction, riot, strike, insurrection, war, terrorism, court order, requisition, order of governmental body or authority, fire, explosion or falling objects; (c) any accident or occurrence in the Premises or any other portion of the Building or the Project caused by the Premises or any other portion of the Building or the Project becoming out of repair or by the obstruction, breakage or defect in or failure of equipment, pipes, sprinklers, wiring, plumbing, heating, ventilation and air-conditioning or lighting fixtures of the Building or the Project or by broken glass or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into or out of the Premises; (d) construction, repair or alteration of any other premises in the Building or the Premises, unless due to the negligence or willful misconduct of Landlord; (e) business interruption or loss of use of the Premises; (f) any diminution or shutting off of light, air or view by any structure erected on the Land or any land adjacent to the Project, even if Landlord is the adjacent land owner; (g) mold or indoor air quality; (h) any acts or omissions of any other tenant, occupant or visitor of the Building or the Project; or (i) any cause beyond Landlord’s control. In no event shall Landlord be liable for indirect, consequential, or punitive damages or for damages based on lost profits. None of the foregoing shall be considered a constructive eviction of Tenant, nor shall the same entitle Tenant to an abatement of Rent.

17.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.

17.4 Limitation of Landlord Liability. Neither Landlord nor any Landlord Related Party shall have any personal liability with respect to any of the provisions of the Lease, or the Premises beyond its interest in the Project. If Landlord is in breach or default with respect to Landlord’s obligations under the Lease, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments. No other real, personal, or mixed property of any Landlord Related Parties, wherever situated, shall be subject to levy to satisfy such judgment. Upon any Transfer of Landlord’s interest in this Lease or in the Project, the transferring Landlord shall have no liability or obligation for matters arising under this Lease from and after the date of such Transfer.

ARTICLE 18

TENANT’S INSURANCE

18.1 Required Coverage. Tenant shall maintain the following coverages in the following amounts.

18.1.1 Commercial General Liability Insurance (or its equivalent) covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit per occurrence and Five Million and No/100 Dollars ($5,000,000.00) combined single limit annual aggregate.

18.1.2 Property Insurance covering (a) Tenant’s Property, (b) any improvements and alterations other than the Landlord Work, made by Tenant or at Tenant’s request. Such insurance shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost without deduction for depreciation, and shall include coverage for vandalism, malicious mischief and sprinkler leakage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein the proceeds under (a) shall be paid to Tenant. Notwithstanding the foregoing, Landlord shall have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Building, and Tenant shall thereafter pay Tenant’s Proportionate Share of the reasonable premium of such policy as an element of Project Operating Costs.

18.1.3 Business Income and Extra Expense insurance (or its equivalent) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, for a period of not less than twelve (12) months.

18.1.4 Statutory worker’s compensation, together with employers liability coverage at limits of:

         $500,000 Each Accident$500,000
Each Employee by Disease$500,000
Policy Limit by Disease

18.2 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All liability insurance shall (a) name Landlord, Landlord’s asset manager, Landlord’s property management agent, and at Landlord’s written request, any Mortgagee, each as an additional insured, as their respective interests may appear; (b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s indemnity obligations under this Lease; (c) be issued by an insurance company having a rating of not less than A- IX in Best’s Insurance Guide or that is otherwise acceptable to Landlord and licensed to do business in the State; (d) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord shall be excess and non-contributing with any insurance requirement of Tenant; (e) provide that said insurance shall not be canceled, expire or coverage reduced unless thirty (30) days’ prior notice shall have been given to Landlord; and (f) if Tenant has a net worth of less than Ten Million and No/100 Dollars ($10,000,000.00), have a deductible not greater than Five Thousand and No/100 Dollars ($5,000.00).

18.3 Evidence of Insurance. Tenant shall deliver a copy of each paid-up policy (authenticated by the insurer) or other evidence of insurance reasonably satisfactory to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the Possession Date and at least thirty (30) days before the expiration dates of the applicable policies. Landlord may, at any time and from time to time, inspect or copy any insurance policies that this Lease requires Tenant to maintain. Tenant shall furnish Landlord with copies of renewals or “binders” of each policy at least ten (10) days prior to the expiration thereof. Tenant agrees that, if Tenant does not obtain and maintain such insurance, Landlord may (but shall not be required to) after five (5) days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease.

18.4 Additional Insurance Obligations. Landlord may reasonably require (a) that Tenant obtain additional types of insurance, including but not limited to earthquake, sprinkler leakage by earthquake, environmental and terrorism; the extent such coverages are standard for similar properties in the same geographic area as the Property and are available at commercially reasonable rates; and (b) from time to time, but not more frequently than every three (3) years during the Term, increases in the policy limits for all liability insurance to be carried by Tenant as set forth herein, in order to reflect standard limits for similar properties.

18.5 Independent Obligations. Tenant acknowledges and agrees that Tenant’s insurance obligations under this Lease are independent of Tenant’s indemnity obligations, liabilities and duties under this Lease.

ARTICLE 19

DEFAULT

19.1 Tenant's Default. A "Default" shall mean the occurrence of any one or more of the following events:

19.1.1 Tenant’s failure to pay any Rent within five (5) Business Days after notice by Landlord to Tenant that the same is past due.

19.1.2 If any representation or warranty made by Tenant to Landlord is false in any material respect when made.

19.1.3 Tenant fails to deliver any estoppel certificates or subordination agreements within the periods set forth in this Lease.

19.1.4 The levy of a writ of attachment or execution on this Lease.

19.1.5 Tenant’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors.

19.1.6 Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature.

19.1.7 Proceedings for the appointment of a trustee, custodian or receiver of Tenant or for all or a part of Tenant’s property are filed by or against Tenant, and, if filed against Tenant are not dismissed within sixty (60) days of filing.

19.1.8 Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant, and, if instituted against Tenant involuntarily, are not dismissed within sixty (60) days of filing.

19.1.9 Tenant makes an anticipatory breach of this Lease. “Anticipatory breach” shall mean either (a) Tenant’s repudiation of this Lease in writing; or (b) the combination of (i) Tenant’s desertion or vacation of the Premises for a period in excess of thirty (30) days or removal of all or substantially all of Tenant’s inventory, equipment, furniture and fixtures from the Premises; and (ii) Tenant’s failure to pay any Rent under this Lease when due.

19.1.10 Tenant fails to perform any other covenant, condition, or agreement contained in this Lease not covered by the preceding subsections, where such failure continues for thirty (30) days after notice thereof from Landlord to Tenant, or such additional period as is reasonably necessary to effect cure, provided Tenant commences cure within such thirty (30) day period and diligently pursues the same to completion within ninety (90) days following Landlord’s notice.

19.1.11 Tenant shall repeatedly fail to pay Rent when due or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

19.2 Landlord’s Default. Tenant shall promptly notify Landlord of the need for any repairs or action with respect to other matters that are Landlord’s obligation under this Lease. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of notice from Tenant, or if such default cannot reasonably be cured within thirty (30) days, and if Landlord fails to commence to cure within such thirty (30) day period or to diligently prosecute the same to completion, then, subject to the provisions of this Lease, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided that in no event shall (a) Landlord be liable for indirect, consequential or punitive damages; or (b) Tenant have the right to terminate this Lease on account of a Landlord default. Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease unless Tenant has obtained a final, non-appealable judgment against Landlord for the amount due.

ARTICLE 20

LANDLORD REMEDIES AND DAMAGES

20.1 Remedies. In the event of a Default, then in addition to any other rights or remedies Landlord may have at law or in equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind, to do any or all of the following without prejudice to any other remedy that Landlord may have:

20.1.1 Terminate this Lease and Tenant’s right to possession of the Premises by giving notice to Tenant. Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises or under this Lease.

20.1.2 Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and collect any unpaid Rent or other charges, that have or thereafter become due and payable.

20.1.3 Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

20.1.4 In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, (a) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (b) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

20.1.5 Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the reasonable discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

20.1.6 Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of the Lease Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under the Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease). Notwithstanding anything herein to the contrary, Landlord will have no obligation to cure any Default of Tenant.

20.1.7 Landlord shall at all times have the right, without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

20.1.8 To the extent permitted by applicable Law, Landlord shall have the right, without notice to Tenant, to change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

20.1.9 The rights given to Landlord in this Article are cumulative and shall be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease and under applicable Laws or in equity.

20.2 Damages. Should Landlord elect to terminate this Lease or Tenant’s right to possession under the provisions above, Landlord may recover the following damages from Tenant:

20.2.1 Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus 20.2.2 Rent Prior to Award. The worth at the time of the award of the unpaid Rent that would have been earned after termination, until the time of award; plus

20.2.3 Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided, if any; plus

20.2.4 Proximately Caused Damages. Any other reasonable amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including, without limitation, reasonable attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises; (b) maintaining the Premises after Default; (c) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any repairs or alterations, whether for the same or a different use; (d) reletting the Premises, including but not limited to, advertising expenses, brokers’ commissions and fees; and (e) and any special concessions made to obtain a new tenant.

20.2.5 Other Damages. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in subsections 20.2.1 and 20.2.2, the phrase “worth at the time of the award” shall be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in subsection 20.2.3, the phrase “worth at the time of the award” shall be computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Project is located, plus one percent (1%).

20.3 Rent after Termination. Tenant specifically acknowledges and agrees that Landlord shall have the right to continue to collect Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event shall Tenant be entitled to receive any excess of any such rents collected over the Rent.

20.4 No Termination. A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, subtenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same. Following a Default, Landlord shall have the right to require any subtenants to pay all sums due under their subleases directly to Landlord.

20.5 Waiver of Demand. All demands for Rent and all other demands, notices and entries, whether provided for under common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant.

20.6 Waiver of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

20.7 Deficiency. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

20.8 Mitigation of Damages. Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease. Landlord’s obligation to mitigate damages after a Default shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

20.8.1 Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

20.8.2 Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that tenant’s use are (or soon will be) available.

20.8.3 Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental amount less than the greater of (a) the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Project, or (b) the rental rate payable under this Lease, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are reasonably unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project.

20.8.4 Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would:

1.	Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project or any other agreement to which Landlord is a party;

2.	Be incompatible with the operation of the Project.

20.8.5 Landlord shall not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner equivalent to the condition of the Project.

1.

Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless Landlord reasonably determines that any such expenditure is financially justified in connection with entering into any such lease.

20.8.6 Upon compliance with the above criteria regarding the releasing of the Premises after a Default, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any Law, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Until Landlord is able, through such efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, the monthly Rent and any other charges provided in this Lease. No such reletting shall be construed as an election on the part of Landlord to terminate this Lease unless Landlord gives Tenant a notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

ARTICLE 21

BANKRUPTCY

21.1 In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:

21.1.1 to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease;

21.1.2 to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

21.1.3 to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease;

21.1.4 to give Landlord at least thirty (30) days’ prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease;

21.1.5 to give at least thirty (30) days’ prior notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

21.1.6 to do all other things to benefit to Landlord otherwise required under the Bankruptcy Code.

This Lease shall be deemed rejected in the event of the failure to comply with any of the above.

21.2 Subject to the provisions of the Bankruptcy Code, in order to provide Landlord with the assurance contemplated by the Bankruptcy Code, the following obligations must be fulfilled, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (a) all monetary Defaults under this Lease must be cured within ten (10) days after the date of assumption; (b) all other Defaults (other than those arising solely on account of the bankruptcy filing) must be cured within fifteen (15) days after the date of assumption; (c) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (d) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months’ Base Rent and an advance prepayment of three (3) months’ Base Rent.

21.3 In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (a) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (b) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under the Lease.

21.4 Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business” or auction sale in or from the Premises.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

HOLDING OVER

If after expiration of the Term, Tenant remains in possession of the Premises, Landlord may, at its option, serve notice upon Tenant that such hold-over constitutes either: (a) a month-to-month tenancy upon all the provisions of this Lease (except as to Term and Base Rent); or (b) a tenancy at sufferance. If Landlord does not give said notice, Tenant’s hold-over shall create a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease. In either event, the monthly installments of Base Rent shall be increased to one hundred fifty percent (150%) of the monthly installments of Base Rent in effect at the expiration of the Term. If a month-to-month tenancy is created, either party may terminate such tenancy by giving the other party at least thirty (30) days advance notice of the date of termination. In the case of a month-to-month tenancy or tenancy at sufferance that continues for more than thirty (30) days, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor shall receipt of any rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof.

ARTICLE 24

SURRENDER OF PREMISES

24.1 Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom-clean and substantially in the same condition as on the date Tenant took possession, except for (a) reasonable wear and tear; (b) loss by fire or other casualty; and (c) loss by condemnation. All fixtures, equipment, improvements, and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, other than Tenant’s Property, shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant, except as directed by Landlord. Tenant shall not be required to remove any leasehold improvements unless (i) such removal is necessary to ensure that the Premises and Building comply with applicable code at the time of surrender, including but not limited to removal of wires located in risers and plenums without raceways or conduits; (ii) they were made without the consent of Landlord; or (iii) Landlord notified Tenant that removal would be required at the time Landlord approved Tenant’s plans therefor. Tenant’s Property shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that, if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal. Internal floor coating/concrete hardener shall be left in sealed condition, including, without limitation, any areas that may be damaged by removal of Tenant’s fixtures. All interior walls should be left in good condition, and any holes from removal of Tenant’s fixtures must be patched.

24.2 If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale, and if Landlord elects to remove all or any part of such Tenant’s Property, the reasonable cost of removal, including, without limitation, repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys, parking cards and other means of entry to the Premises, the Building and the Project, and shall inform Landlord of the combinations and access codes for any locks and safes located in the Premises. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring (“Telecom Wiring”) and any other components of Tenant’s Telecommunications System shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that the Telecom Wiring shall remain, whereupon the Telecom Wiring shall be surrendered with the Premises as Landlord’s property.

ARTICLE 25

BROKERAGE FEES

25.1 Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as set forth on the Lease Summary. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense, or liability, (including, without limitation, costs of suits and reasonable attorneys’ fees) for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation by reason of any act of Tenant.

25.2 Landlord warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as set forth on the Lease Summary. Landlord shall indemnify, defend and hold Tenant harmless from any cost, expense, or liability (including, without limitation, costs of suits and reasonable attorneys’ fees) for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including, but not limited to, any expansions of the Premises and renewals) or its negotiation by reason of any act of Landlord.

ARTICLE 26

NOTICES

Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail) (a) delivered personally; (b) mailed by certified United States mail, postage prepaid, return receipt requested (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail); or (c) sent by nationally recognized overnight courier. The effective date of notice shall be (i) for any notice delivered in person, the date of delivery; (ii) for any notice by certified mail, three (3) days after the date of certification thereof; and (iii) for any notice by overnight courier, the next Business Day after deposit with the courier. All notices shall be delivered or addressed to the parties at their respective addresses set forth on the Lease Summary. Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein. Landlord and Tenant, and their respective counsel, hereby agree that notice may be given hereunder by the parties’ respective counsel, and that if any communication is to be given hereunder by Landlord’s or Tenant’s counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing provisions.

ARTICLE 27

SIGNAGE

27.1 Tenant shall have the right to install a Building sign with Tenant name and suite number at the main entrance to the Premises, at Tenant’s expense and subject to Landlord’s approval which will not be unreasonably withheld or delayed.

27.2 No other signage shall be permitted without the prior consent of Landlord. If Landlord grants such consent, the signage will be at Tenant’s expense. Tenant shall not affix, paint, erect, or inscribe any sign, projection, awning, signal, or advertisement of any kind to any part of the Premises, the Building or the Project, including, without limitation, the inside or outside of windows or doors, without the consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal and to charge the reasonable cost of removal to Tenant, payable within ten (10) days of written demand by Landlord.

ARTICLE 28

LENDER PROVISIONS

28.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Property and to the lien of any mortgages, deeds to secure debt or trust deeds, now or hereafter in force against the Property or the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Mortgages”), and to all advances made or hereafter to be made upon the security of such Mortgages. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any mortgage, deed to secure debt or trust deed, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be (the “Purchaser”), if so requested to do so by the Purchaser, and to recognize the Purchaser as the lessor under this Lease. In no event shall the Tenant have a right of offset against amounts due any Purchaser on account of any defaults by Landlord under this Lease that pre-date the time the Purchaser becomes the lessor hereunder, nor shall any Purchaser be liable for any such defaults by Landlord. Tenant shall, within ten (10) Business Days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Mortgages. Tenant waives the provisions of any current or future statute, rule or law that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding the provisions hereof, should any Mortgagee require that this Lease be prior rather than subordinate to its Mortgage, or require that Tenant attorn to any Purchaser, then in such event, this Lease shall become prior and superior to such Mortgage, or Tenant shall so attorn, upon notice to that effect to Tenant from such Mortgagee. The aforesaid superiority of this Lease to any Mortgage shall be self-operative upon the giving of such notice and no further documentation other than such notice shall be required to effectuate such superiority or attornment. In the event Landlord or such Mortgagee desires confirmation of such superiority or attornment, Tenant shall, promptly upon request therefor by Landlord or such Mortgagee, and without charge therefor, execute a document acknowledging such priority or attornment obligation to the Mortgagee as Landlord in the event of foreclosure or deed in lieu thereof or termination of a ground lease. Notwithstanding any provision of this Section to the contrary, the subordination provided for herein shall be expressly conditioned on the requirement that any Mortgagee shall not disturb Tenant or interfere with Tenant’s rights under this Lease so long as Tenant is not in default hereunder. Landlord shall promptly obtain from any existing Mortgagee a non-disturbance agreement reasonably satisfactory to Tenant. Landlord warrants that there is no mortgage or deed of trust currently affecting the Premises.

28.2 Estoppel Certificates. Within ten (10) Business Days after written request from Landlord, Tenant shall execute and deliver to Landlord, or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposit with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as may be reasonably requested. Landlord and any purchaser, assignee, or Mortgagee may rely upon any such statement. Tenant’s failure to execute and deliver such statement within the time required shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (1) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant. Such requests may not be made more than once each calendar quarter.

28.3 Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee shall have an additional thirty (30) days to cure such default; provided that, if such default cannot reasonably be cured within that thirty (30) day period, then such Mortgagee shall have such additional time to cure the default as is reasonably necessary under the circumstances.

ARTICLE 29

MISCELLANEOUS

29.1 Parking. Tenant shall be permitted to park automobiles as set forth in Exhibit H. Landlord shall make available to Tenant the number of parking spaces in the Project set forth in Exhibit H.

29.2 Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, deed of trust, lease, or other agreement to which this Lease may be subordinated.

29.3 No Air Rights. This Lease does not grant Tenant any rights to any view or to light or air over any property, whether belonging to Landlord or any other person. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Force Majeure. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant that is due to strikes, labor disputes, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, war, terrorism, fire, or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing in this Section shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

29.5 Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

29.6 Attorneys’ and Other Fees. Should either party institute any action or proceeding to enforce or interpret this Lease or any provision hereof, for damages by reason of any alleged breach of this Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be awarded from the other party all costs and expenses, including, without limitation, attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants fees, expert witness fees and any and all consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

29.7 Construction. Headings at the beginning of each Article, Section and subsection are solely for the convenience of the parties only and in no way define, limit, or enlarge the scope or meaning of this Lease. Except as otherwise provided in this Lease, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. This Lease shall not be construed as if either Landlord or Tenant had prepared it, but rather as if both Landlord and Tenant had prepared it.

29.8 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and as may be required by Law. In addition to any other remedies to which Landlord may be entitled if Tenant breaches the foregoing covenant, Landlord shall have the right to increase the Rent to then current market rent for the Building.

29.9 Governing Law. This Lease shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the State applicable to agreements made and to be performed wholly within the State.

29.10 Consent. Unless otherwise expressly set forth herein, all consents and decisions required or permitted of Landlord hereunder shall be granted, withheld and made in Landlord’s sole discretion. Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction that Landlord has agreed shall be subject to a standard of reasonableness. In such event, Tenant’s only remedy therefor shall be an action for specific performance, injunction, or declaratory judgment to enforce any right to such consent, approval, statement, or satisfaction.

29.11 Authority. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other satisfactory documentation, if Tenant is another type of entity, authorizing execution of this Lease.

29.12 Duplicate Originals; Counterparts. This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts, when taken together, shall constitute the entire single agreement between the parties.

29.13 Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of ten (10) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, proceed with any plans, specifications, alterations, or improvements, and permit Tenant to enter the Premises; but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord’s signing and delivering this Lease to Tenant.

29.14 Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

29.15 Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are true, correct, and complete in all material respects. Such requirement shall be satisfied by Tenant’s delivery of its filings with the SEC.

29.16 Recording. Tenant shall not record this Lease without the prior consent of Landlord, but a Memorandum of this Lease as requested by either party may be recorded.

29.17 Right to Lease. Landlord reserves the absolute right to create such other tenancies in the Building as Landlord shall determine to best promote the interests of the Building and the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or the Project.

29.18 Severability. In the event any portion of this Lease shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Lease, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Lease.

29.19 Survival. All indemnity and other unsatisfied obligations set forth in this Lease shall survive the termination or expiration hereof.

29.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY.

29.21 Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

29.22 Integration of Other Agreements; Amendments. This Lease sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Lease shall be of no force or effect. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

29.23 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH AND EVERY TERM AND PROVISION HEREOF.

29.24 Waiver. The waiver by a party of any breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. No delay or omission in the exercise of any right or remedy of a party shall impair such right or remedy or be construed as a waiver of any default of the other party. Consent to or approval of any act by a party requiring consent or approval of the other party shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent act. Any waiver must be in writing and shall not be a waiver of any other matter concerning the same or any other provision of this Lease.

29.25 No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

29.26 Number and Gender. As used in this Lease, the neuter includes masculine and feminine, and the singular includes the plural.

29.27 Days. The term “days,” as used herein, shall mean actual days occurring, including, without limitation, Saturdays, Sundays and Holidays.

29.28 Joint and Several Liability. If Tenant consists of two (2) or more parties, each of such parties shall be liable for Tenant’s obligations under this Lease, and all documents executed in connection herewith, and the liability of such parties shall be joint and several.

29.29 No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, including but not limited to any brokers, and nothing in this Lease, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Lease.

29.30 No Other Inducements. It is expressly warranted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and that this Lease is executed without reliance upon any statement or representation of any person or party or its representatives concerning the nature and extent of damages, costs and/or legal liability therefor.

29.31 Rule Against Perpetuities. Notwithstanding any provision hereof to the contrary, in the event that the Commencement Date has not occurred within five (5) years of the date of the execution of this Lease by all parties hereto, then this Lease shall automatically terminate and be without further force and effect. The parties acknowledge that the terms of the foregoing sentence are included herein for the purposes of ensuring that this Lease comply with the common law Rule Against Perpetuities, and in no way is said five (5) year period intended as an estimate of the expected timing of the Commencement Date.

29.32 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant hereby expressly waives the benefit of any Laws to the contrary and agrees that if Landlord fails to perform any of its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of Rent.

29.33 Arbitration. If this Lease contains options where rental rates are expressly subject to arbitration, and the parties do not agree upon the rental rate within the stipulated time, no later than five (5) Business Days following the expiration of the stipulated time, each party shall select an arbitrator having not less than ten (10) years’ actual experience in the commercial real estate brokerage business, and the arbitrators so selected shall immediately meet for the purpose of hearing and deciding the dispute and fixing the relevant rate of rent. If the two arbitrators selected agree on the rental rate, their decision shall be binding on both parties. If the two arbitrators selected cannot agree on the rental rate within ten (10) Business Days after appointment (the “Initial Review Period”), but the rental rates differ by less than five percent (5%), the rental rate shall be the average of the two rates. If the rental rates differ by more than five percent (5%), no later than five (5) Business Days following the expiration of the Initial Review Period, the two arbitrators shall select a third arbitrator with qualifications similar to their own. Within ten (10) Business Days following appointment, the third arbitrator shall select one of the two rental rates promulgated by the first two arbitrators as the rental rate for this Lease. If the arbitrators cannot agree on the third arbitrator, they shall petition the presiding judge of the local State court having jurisdiction to appoint such arbitrator to act as an umpire between the arbitrators selected by Landlord and Tenant. The decision of the third arbitrator or presiding judge, as the case may be, shall be binding on both parties. Landlord and Tenant shall each be responsible to pay their respective arbitrators and will share equally the cost of the third arbitrator.

29.34 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

29.35 OFAC Compliance.

29.35.1 As used herein “Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (b) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

29.35.2 As a material inducement for Landlord entering into this Lease, Tenant warrants and represents that none of Tenant, any Affiliate of Tenant, any partner, member or any stockholder owning more than ten percent (10%) of the issued and outstanding shares in Tenant or any Affiliate of Tenant, or any beneficial owner of Tenant, any Affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (a) is a Blocked Party; (b) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (c) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalf of any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term.

29.35.3 Tenant shall not: (a) transfer or permit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (b) make a Transfer to any Blocked Party or party who is engaged in illegal activities.

29.35.4 If at any time during the Term (a) Tenant or any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (b) any of the representations or warranties set forth in this Section become untrue; or (c) Tenant breaches any of the covenants set forth in this Section, the same shall constitute a Default. In addition to any other remedies to which Landlord may be entitled on account of such Default, Landlord may immediately terminate this Lease and refuse to pay any Allowance or other disbursements due to Tenant under this Lease.

29.36 PILOT Provisions. The title to the Project is currently vested in The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the “IDB”) pursuant to a tax freeze incentive program (the “PILOT Program”) and is leased to the Landlord under a lease of record as Instrument Number GG 9110, in the Register’s Office of Shelby County, Tennessee (the “PILOT Lease”). Tenant has applied for tax relief under the PILOT program and has been approved for a three year tax reduction. Landlord agrees that it will cooperate with Tenant in obtaining the benefits of the PILOT Program for the said period and will execute any documents reasonably required by the IDB in order for the Lessee to obtain and retain the PILOT benefits, including, without limitation, an Amendment to the PILOT Lease (the “Amendment”);provided in no event shall any such documents reduce Landlord’s rights or increase Landlord’s obligations, and the same shall be effected at no cost to Landlord. As long as no Default has occurred, Landlord will not by its acts or omissions permit the PILOT Lease to be terminated during the said three (3) year period. Notwithstanding any provision of this Lease to the contrary, the amount of Taxes due by Tenant shall be the payment under the Amendment attributable to the Premises.

29.37 ERISA. Tenant has been informed that a specified pension plan may have an interest in the Project. Tenant hereby represents and warrants that it is not a party in interest to such plan, within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended.

        IN WITNESS WHEREOF the parties have executed this Lease, under seal, as of the date first-above written.

LANDLORD:
Witness:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Separate
______________________
By: /s/ Denise Maxwell
Date:	Printed Name: Denise Maxwell
Title: Director
Date:
(SEAL)
TENANT:
Witness:	eCOST.COM, INC., a Delaware corporation
/s/ Patrick Burke
By: /s/ Adam Shaffer
Date: 1/7/05	Printed Name: Adam Shaffer
Title: Chairman and CEO
Date: 1/7/05
(SEAL)

ADDENDUM #1

LETTER OF CREDIT

    A.        Upon execution of this Lease, Tenant shall deliver to Landlord a letter of credit payable in Memphis, Tennessee, in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “LC Amount”) or the reduced amounts as hereinafter provided. Such letter of credit, together with any additional letters of credit required herein, and any renewals or replacements thereof (collectively, the “Letter of Credit”) shall be clean, unconditional, irrevocable, transferable and in the form attached as Appendix 1.

    B.        Tenant shall keep the Letter of Credit in full force and effect at all times during the Term and for thirty (30) days after the expiration of the Term for the amounts provided herein. The initial Letter of Credit shall expire no sooner than twelve (12) months from the date thereof. The Letter of Credit must be satisfactorily renewed or replaced with replacement letters of credit meeting all of the above requirements except that the expiration date shall be no less than twelve (12) months from the date of issuance. Such renewal or replacement letters of credit must be in Landlord’s possession no later than thirty (30) days prior to the expiration of the then current letter of credit. Tenant shall be responsible for obtaining such renewal or replacement Letter of Credit at its sole expense. Failure to renew or replace the Letter of Credit in accordance with the foregoing will entitle Landlord to present the Letter of Credit for payment, without providing Tenant any notice or opportunity to cure, and the entire sum drawn thereunder shall be held by Landlord as provided in subsection G, below.

    C.        Tenant understands that Landlord is relying upon the financial condition of the issuer of the Letter of Credit, as a primary inducement to Landlord to lease the Premises to Tenant. In the event Moody’s rating on the issuer’s long term senior debt becomes less than Baa2 while the Letter of Credit is outstanding, Landlord may notify Tenant of such fact, and Tenant shall have fifteen (15) Business Days from the date of such notice within which to either (i) secure the Letter of Credit with additional collateral acceptable to Landlord in its sole discretion; (ii) provide a substitute letter of credit in the same form as the Letter of Credit but issued by a banking institution reasonably satisfactory to Landlord having its senior long term debt rated at least Baa2 by Moody’s or equivalent rating service; or (iii) have the Letter of Credit confirmed by a banking institution reasonably satisfactory to Landlord having its senior long term debt rated at least Baa2 by Moody’s or equivalent rating service. Failure to do one of the foregoing within such time shall constitute a default under this Lease and shall entitle Landlord to present the Letter of Credit for payment at any time after such default, without providing Tenant any further notice or opportunity to cure, and the entire sum drawn thereunder shall be held by Landlord as provided in subsection G, below.

    D.        In the event of a transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee and give Tenant notice thereof and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new landlord of which Tenant has notice.

    E.        Tenant covenants that it will not assign or encumber the Letter of Credit or any part thereof and that neither Landlord not its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    F.        In the event of a Default, in addition to any or all of its other remedies contained in this Lease, Landlord shall have the right (but not the obligation) to present the Letter of Credit for payment and to draw thereon, in whole or in part and the entire draw thereunder shall be held by Landlord as provided in Section G below. In the event of any such draw, which is less than the applicable LC Amount, Tenant shall forthwith provide Landlord with an additional letter of credit in an amount sufficient to restore the aggregate amounts of the Letter(s) of Credit held by Landlord to the LC Amount.

    G.        Landlord may use or apply the whole or any part of the amounts drawn on the Letter of Credit (the “Proceeds”) for the payment of Tenant’s obligations under this Lease. Any Proceeds not otherwise applied to amounts then due Landlord shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease. Tenant’s obligation to furnish the Letter of Credit and any use, application or retention by Landlord of all or any part of the Proceeds shall not be deemed in any way to constitute liquidated damages for any default by Tenant, or to limit the remedies to which Landlord is otherwise entitled under the terms of this Lease. In the event the Proceeds are reduced below the then applicable LC Amount by such use or application, Tenant shall deposit with Landlord, within fifteen (15) Business Days after notice, an amount sufficient to restore the amount of the Proceeds to the LC Amount. Landlord shall not be required to keep the Proceeds separate from Landlord’s general funds or pay interest on the Proceeds. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Proceeds shall be returned to Tenant within thirty (30) days subsequent to the Expiration Date. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Proceeds. If Landlord transfers the Premises during the Term of this Lease, Landlord may pay the Proceeds to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Proceeds.

    H.        Provided no Default involving the payment of Rent has occurred and remains uncured under this Lease prior to the fourth (4th) anniversary of the Commencement Date, on the fourth (4th) anniversary of the Commencement Date, the LC Amount shall be reduced to One Hundred Thirty-four Thousand and No/100 Dollars ($134,000.00).

    I.        It is understood that Landlord may immediately draw upon the Letter of Credit following the occurrence of an event that, with the giving of notice or passage of time would become a Default, if, during any such notice or cure period, the Letter of Credit would expire, or the amount thereof would otherwise reduce.

    J.        Provided no Default involving the payment of Rent has occurred under this Lease between the fourth (4th) and fifth (5th) anniversaries of the Commencement Date, on the fifth (5th) anniversary of the Commencement Date, the LC Amount shall be reduced to Sixty-eight Thousand and No/100 Dollars ($68,000.00).

    J.        Landlord shall return the Letter of Credit to Tenant within thirty (30) days following the expiration of the Term; provided however, no such release shall occur at any time when Tenant has failed to perform any of its obligations under the under the Lease, regardless of whether any applicable notice or cure periods have expired.

         APPENDIX 1

IRREVOCABLE STANDBY LETTER OF CREDIT

LETTER OF CREDIT NO.: DATE: , 20__ ISSUING BANK:

      ADDRESS:

_________________

_________________

FACSIMILE NO.: EXPIRATION DATE: , 20__, AT OUR COUNTERS AMOUNT: US DOLLARS ($ )

BENEFICIARY:

      ADDRESS:

_________________

_________________

FACSIMILE NO.:

        WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE LETTER OF CREDIT NO. IN THE AMOUNT OF US DOLLARS ($ ) FOR THE ACCOUNT OF [TENANT]. DRAW(S) UP TO THE MAXIMUM AGGREGATE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT, ARE PAYABLE BY US WITHIN TWO BUSINESS DAYS AFTER OUR RECEIPT ON OR PRIOR TO OUR CLOSE OF BUSINESS ON THE EXPIRATION DATE, OF ONE OR MORE DRAW STATEMENTS PURPORTEDLY SIGNED BY YOUR AUTHORIZED OFFICER OR REPRESENTATIVE OR, IF THIS LETTER OF CREDIT IS TRANSFERRED, BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF ANY TRANSFEREE BENEFICIARY. EACH DRAW STATEMENT SHOULD BE ADDRESSED TO US, REFERENCE THIS LETTER OF CREDIT BY NUMBER, SPECIFY THE AMOUNT OF THE DRAW REQUEST, SET FORTH WIRE TRANSFER INSTRUCTIONS AND CONTAIN, IN SUBSTANCE, THE FOLLOWING STATEMENT (WITH THE AMOUNT OF THE DRAW REQUEST AND WIRE TRANSFER INSTRUCTIONS COMPLETED): “BENEFICIARY HEREBY DRAWS ON LETTER OF CREDIT NO. IN THE AMOUNT OF $______________. FUNDS IN RESPECT OF THIS DRAW REQUEST SHOULD BE WIRE TRANSFERRED TO ___________ BANK, ROUTING NO. __________, ACCOUNT NO. ____________ FOR CREDIT TO THE ACCOUNT OF ____________________________.” NO FURTHER INFORMATION SHALL BE REQUIRED ON SUCH DEMAND.

        THIS LETTER OF CREDIT SHALL INITIALLY EXPIRE ON , 20___. SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED WITHOUT NOTICE OR AMENDMENT FOR PERIODS OF ONE (1) YEAR, BUT IN NO EVENT LATER THAN THREE (3) YEARS AFTER THE COMMENCEMENT DATE, UNLESS AT LEAST SIXTY (60) DAYS BEFORE ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT YOUR ADDRESS ABOVE (OR ANY OTHER ADDRESS OF WHICH YOU PROVIDE US NOTICE AT OUR ADDRESS SET FORTH ABOVE), THAT THIS LETTER OF CREDIT IS NOT EXTENDED BEYOND THE CURRENT EXPIRATION DATE. UPON RECEIPT BY YOU OF SUCH NOTIFICATION, YOU MAY DRAW ON THIS LETTER OF CREDIT AS SET FORTH ABOVE, PROVIDED THAT THE AMOUNT OF YOUR DRAW SHALL NOT EXCEED THE TOTAL AMOUNT AVAILABLE FOR PAYMENT HEREUNDER.

        DRAW REQUESTS NEED NOT BE PRESENTED AS ORIGINALS AND MAY BE SUBMITTED IN PERSON, BY COURIER, BY MAIL OR BY FACSIMILE TO OUR ADDRESS OR FACSIMILE NUMBER STATED ABOVE.

        THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES IN WHOLE BUT NOT IN PART UPON OUR RECEIPT OF A TRANSFER REQUEST IN THE FORM ATTACHED AS EXHIBIT A, SIGNED BY THE THEN CURRENT BENEFICIARY. THE CHARGE FOR EACH TRANSFER IS LIMITED TO $100.

        THIS LETTER OF CREDIT IS GOVERNED BY THE INTERNATIONAL STANDBY PRACTICES 1998 (ICC PUBLICATION NO. 590), EXCEPT TO THE EXTENT THE SAME WOULD BE INCONSISTENT WITH THE EXPRESS PROVISIONS HEREOF. WE HEREBY WAIVE AND DISCLAIM RIGHTS OF SUBROGATION IN RESPECT OF ANY DRAW MADE BY YOU, WHETHER ARISING UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE.

_________________

      AUTHORIZED OFFICER

[NOTE: THE AMOUNT OF THE LETTER OF CREDIT SHALL BE REDUCED TO THE SUM OF ONE HUNDRED THIRTY-FOUR THOUSAND AND NO/100 DOLLARS ($134,000.00) AS TO THE SECOND LETTER OF CREDIT, SIXTY-EIGHT THOUSAND AND NO/100 DOLLARS ($68,000.00) FOR THE THIRD LETTER OF CREDIT WITH ONE (1) YEAR EXTENSIONS AS TO THE SECOND AND THIRD LETTERS OF CREDIT.]

         EXHIBIT A

         Transfer Form

ADDENDUM #1

Renewal Option

Tenant shall have personal and non-transferable option(s) to renew the term of this Lease as set forth on the Lease Summary. Each renewal term shall begin the first day following the expiration of the immediately preceding Term. Tenant shall have the right to exercise the renewal option(s) conferred herein by giving Landlord notice at least two hundred seventy (270) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the then current Term; provided that, at the time of exercise and as of the commencement of the renewal term (a) no Default has occurred and remains uncured; and (b) Tenant has not sublet or assigned any portion of the Premises other than a Permitted Transfer.

The renewal option(s) shall be subject to all of the terms and conditions contained in this Lease, except that Rent during each renewal term shall be Market Rent. “Market Rent” shall be the anticipated rate in effect for the Premises as of the commencement of the renewal term, together with any market rate increases during the renewal term, based upon the rents generally in effect for new leases of space in the area in which the Building is located of equivalent quality, size, utility and location, and taking into account the length of the renewal term and the credit standing of Tenant. Landlord shall lease the Premises to Tenant in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, free rent or the like) or other tenant inducements. In the event that Tenant shall exercise an option to renew this Lease, then the Market Rent shall be agreed upon in a meeting of the parties hereto held at least ninety (90) days prior to the expiration of the then current Term. If the parties are able to agree on an amount of Rent that is mutually satisfactory, then such agreements shall be placed in writing and shall be signed by the parties hereto and shall thereupon become a part of this Lease.

If the parties hereto are unable to agree upon the Rent at least thirty (30) days prior to the commencement of any renewal term, then the disagreement shall be promptly submitted to arbitration as provided in the Lease.

Failure of Tenant properly to exercise any option herein granted shall be construed as a waiver of all options herein granted, and the Lease shall then terminate at the expiration of the then current Term.

EXHIBIT B — SITE PLAN OF BUILDING

EXHIBIT C — LEGAL DESCRIPTION

Being part of the Corporate Estates, Inc. property as recorded in Instrument FF 4360 at the Shelby County Register’s Office located in Memphis, Tennessee and being more particularly described as follows:

Commencing at the intersection of the South line of Shelby Drive (114’ right-of-way) and the East line of Malone Road (106' right-of-way); thence S 89º20'45” E along the South line of Shelby Drive a distance of 2,542.73 feet to a found ½ inch re-bar which is the Northeast corner of the Robert E. Royal (TR) property as recorded in Instrument AZ 3918 and the Northwest corner of the Corporate Estates, Inc. property as recorded in Instrument EW 6986; thence S 0º04'10” W along the East line of said Robert E. Royal property and the West line of the said Corporate Estates, Inc. property a distance of 1,265.90 feet to a point on the West line of another Corporate Estates, Inc. property as recorded in Instrument FF 4360: thence S 0º04'09” W along the West line of said Corporate Estates, Inc. property and the East line of said Robert E. Royal (TR) property a distance of 314.50 feet to the Point of Beginning;

Thence leaving said line S 89º55'51” E a distance of 155.91 feet to a point; thence N 0º04'09” E a distance of 35.00 feet to a point; thence S 89°55'51” E a distance of 63.08 feet to a point; thence N 58°26'21” E a distance of 50.42 feet to a point; thence N 0°04'09" E a distance of 49.31 feet to a point; thence S 89°55'51” E a distance of 85.28 feet to a point; thence N 59°26'21” E a distance of 117.76 feet to a point; thence S 89°55'51” E a distance of 272.90 feet to a point; thence S 0°04'09” W a distance of 453.12 feet to a point; thence S 89°23'38” E a distance of 1866.41 feet to a point on the East line of proposed Pleasant Hill Road (114 foot right of way); thence along said East line along a curve to the right having a radius of 1,457.00 feet an arc length of 10.03 feet (chord of S 20°48'24” E – 10.03 feet) to a point; thence continuing along said right of way S 88°26'39” E a distance of 35.72 feet to a point on the approximate centerline of Pleasant Hill Road and on the East property line of said Corporate Estates property; thence along said East property line S 0°11'27” E a distance of 50.08 feet to a point; thence leaving said East property line N 89°23'38” W a distance of 1,905.92 feet to a point; thence S 0°04'09” W a distance of 676.39 feet to a point on the South line of said Corporate Estates, Inc. property and the North line of the Corporate Estates, Inc. & Mitchell Investments LLC property as recorded in Instrument JJ 0253; thence along said North line N 89°23'01” W a distance of 719.92 feet to a point which is the common corner of the said Corporate Estates, Inc. property, the said Corporate Estates, Inc. & Mitchell Investments LLC property, the said Robert E. Royal property, and the Southeast Equities Ltd. property as recorded in Instrument HS 1970; thence along the East line of the Corporate Estates, Inc. property N 0°04'09” E a distance of 1,012.63 feet to the point of beginning and containing 919,461 square feet or 21.108 acres.

EXHIBIT D — TERM CERTIFICATION

The undersigned, as Tenant, under that certain lease dated ______________________ (the "Lease") with _________________________________, as Landlord, hereby certifies as follows:

1.     That the undersigned has entered into occupancy of the Premises described in the Lease.

2.     That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows: .

3.     That the Lease represents the entire agreement between the parties as to said leasing.

4.     That the Commencement Date of the Lease is: __________________________. The Lease expires on __________________________.

5.     That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied to Tenant’s knowledge.

6.     That there are no defaults by either Tenant or Landlord under the Lease.

7.     That no rents have been prepaid, other than as provided in the Lease.

8.     That on this date there are no existing defenses or offsets, which the undersigned has against the enforcement of the Lease by Landlord.

9.     That the undersigned has received ___ set(s) of keys to the Premises on this date.

        EXECUTED this ___________day of ___, 2004.

         TENANT:

         eCOST.COM, INC.

By:

Printed Name:

Title:

EXHIBIT E – CONSTRUCTION

        This Exhibit sets forth the terms and conditions relating to construction work in the Premises. All references in this Exhibit to capitalized terms or “this Lease” shall mean the relevant portion of the lease to which this Exhibit is attached and of which this Exhibit forms a part.

A.     GENERAL CONDITIONS FOR CONSTRUCTION BY TENANT AFTER INITIAL WORK BY LANDLORD.

1.     Inspection by Landlord. Landlord shall have the right to inspect work at all times; provided however, Landlord’s failure to inspect any work shall in no event constitute a waiver of any of Landlord’s rights hereunder, nor shall Landlord’s inspection of the work constitute Landlord’s approval thereof. Should Landlord disapprove any work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. In the event Landlord disapproves of any matter that might adversely affect the Building Structure or exterior appearance of the Building or any other tenant, Landlord may take such action as Landlord deems reasonably necessary, but not before notifying Tenant and giving Tenant a reasonable opportunity to correct any such default, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable work.

2.     Insurance. In addition to any insurance that may be required under this Lease, Tenant shall secure, pay for and maintain or cause Tenant’s contractors to secure, pay for and maintain during the continuance of any work, the following insurance:

(a)     Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000, or such higher amounts as may be required from time to time by applicable Laws.

(b)     Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $1,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000, and with umbrella coverage with limits not less than $5,000,000. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s contractors or by anyone directly or indirectly employed by any of them.

(c)     Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s contractors, or by anyone directly or indirectly employed by any of them.

(d)     “All-risk” builder’s risk insurance for the full insurable value of the work. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the work and shall insure against physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If any materials will be stored offsite or will be in transit to the job site and are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such materials. Any loss insured under said “all-risk” builder’s risk insurance shall be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

(e)     All policies (except the worker’s compensation policy) shall be endorsed to include the Landlord Related Parties as additional insureds. The waiver of subrogation provisions contained in the Lease shall apply to all property insurance policies to be obtained by Tenant pursuant to this section. All insurance policies shall provide that all additional insureds shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insureds shall be primary to any insurance carried independently by said additional insureds. Certificates for all insurance required hereunder shall be delivered to Landlord before the commencement of construction and before any contractor’s equipment is moved onto the Property.

3.     Lien Free Completion.

(a)     For any work that would cost more than $50,000, Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord such security as reasonably determined by Landlord to protect Landlord against any liability in connection with the work, including but not limited to a lien and completion bond naming Landlord as a co-obligee.

(b)     Tenant shall use its best efforts to obtain or cause to be obtained a “no-lien” contract from each of Tenant’s contractors. All subcontractors under each of the contracts shall be given a notice of such no-lien contract before such subcontractor furnishes any labor or materials. Upon completion of the work, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ affidavits and statements, in such form as may be required by Landlord, Landlord’s title insurance company and any Mortgagee, from all parties performing labor or supplying materials or services in connection with the work showing that all of said parties have been compensated in full.

(c)     If Tenant fails to make any payment relating to the work, Landlord, after notice to Tenant and allowing Tenant a reasonable time to cure, as its option, may complete the work, make such payment and hold Tenant liable for the costs thereof.

4.     Plan Approval. Landlord’s approval of Tenant’s plans will not be unreasonably withheld, provided that (a) they comply with all Laws; (b) the improvements do not adversely affect (as determined by Landlord) the Building Structure, the exterior appearance of the Building, or the appearance of the Common Areas; (c) the plans are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner; and (d) construction of the improvements conforms to the requirements set forth in this Exhibit. Notwithstanding that any plans prepared by Tenant or its space planner, architect or engineer are reviewed by Landlord and notwithstanding any advice or assistance that Landlord may render to Tenant, Landlord shall have no liability whatsoever for the completeness, design or sufficiency of such plans, or the compliance of such plans with Laws.

5.     Change Orders. Tenant shall make no material changes or modifications to the plans approved by Landlord without Landlord’s prior written consent. Such approval shall not be unreasonably withheld or delayed, as long as such requested change meets (a) through (d) in Section 4 above and the same would not delay the completion of the work. If any change order would increase the cost of construction, as a condition of such approval Landlord may require that Tenant deposit any increased cost with Landlord, or provide Landlord with other security therefor acceptable to Landlord.

6.     Pre-Construction Activity. At least thirty (30) days prior to commencement of any work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(a)     The proposed plans.

(b)     A detailed critical path construction schedule containing the major components of the work and the time required for each, including the scheduled commencement date of construction of the work, milestone dates and the estimated date of completion of construction.

(c)     An itemized statement of estimated construction cost, including, without limitation, fees for permits and architectural and engineering fees.

(d)     Evidence satisfactory to Landlord in all respects of Tenant’s ability to pay the cost of the work as and when payments become due.

(e)     The names and addresses of Tenant’s contractors (and said contractor’s subcontractors) and materialmen to be engaged by Tenant for the work (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”). Landlord shall have the right to approve Tenant’s Contractors for Material Alterations, such approval not to be unreasonably withheld or delayed.

(f)     Certificates of insurance as required herein.

No work by Tenant shall proceed until Landlord has approved all of the foregoing items.

7.     Performance of Work.

(a)     All work by Tenant shall be performed under a valid permit when required, a copy of which shall be furnished to Landlord before commencement of such work.

(b)     All work shall comply in all respects with (i) all applicable Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(c)     Tenant’s contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

(d)     Tenant shall use only new materials that are at least equivalent to those then located in the Premises, except where explicitly shown in the plans approved by Landlord. All work shall be done in a good and workmanlike manner. Tenant shall obtain contractors’ warranties of at least one (1) year duration from the completion of the work against defects in materials and workmanship.

(e)     If Tenant’s work involves a Material Alteration, at Tenant’s reasonable expense, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the work. Such on-site manager shall be familiar with the Rules and Regulations and the construction procedures for the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the work.

(f)     If Tenant’s Work involves a Material Alteration, Tenant shall pay to Landlord a percentage of the cost of any tenant work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established by Landlord on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s supervision of or involvement with such work.

8.     As-Built Plans and Specifications. Immediately after completion of any work on the Premises by Tenant, Tenant shall deliver to Landlord “as-built” plans and specifications (including, without limitation, all working drawings) for the work.

9.     Miscellaneous. All construction work shall be performed in conformity with the Contractor Rules and Regulations set forth in Exhibit E-2. Landlord shall have the right to order Tenant or any of Tenant’s contractors who violate the requirements imposed on Tenant or Tenant’s contractors in performing work to cease work and remove its equipment and employees from the Building.

B.     INITIAL BUILD-OUT

1.     Definitions.

(a)     “Allowance” shall mean a one-time tenant improvement allowance in the amount set forth on the Lease Summary.

(b)     “Approved Working Drawings” shall have the meaning set forth in Exhibit E-1.

(c)     “Excess Costs” shall mean Total Construction Costs in excess of the Allowance.

(d)     “Fixed Cost Work” shall mean the improvements to the Premises set forth in Schedule 1.

(e)     “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings by Landlord, with the exception of any Punchlist Items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant. Substantial Completion shall have occurred even though minor details of construction, decoration and landscaping or mechanical adjustments remain to be completed, and when a final inspection has taken place and the inspector has picked up the use and occupancy card for the Premises, such that the Premises comply with applicable codes and Tenant may occupy the Premises for the conduct of its business.

(f)     “Tenant Delay” shall mean each day of delay in the performance of the work that occurs because of (i) Tenant’s failure to timely deliver or approve any required documentation; (ii) any change by Tenant to the Approved Working Drawings which delays the work; (iii) any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated Possession Date; (iv) postponement of any work at the request of Tenant; (v) the failure by Tenant’s architect, space planner or other agent or contractor, to timely prepare plans, pull permits, provide approvals or perform any other act required hereunder of Tenant; (vi) the failure of Tenant to pay, when due, any amounts required to be paid by Tenant; (vii) Tenant’s failure to attend any meeting with Landlord, any architect, design professional, or any contractor, or their respective employees or representatives of which Tenant has timely notice, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Approved Working Drawings, or in connection with the performance of any work; (viii) a breach by any Tenant Related Parties of the terms of this Exhibit or this Lease; (ix) changes in any of the Approved Working Drawings because the same do not comply with Laws (if the same were prepared by Tenant) which delays the work; and (x) any other acts or omissions of any Tenant Related Parties which delay the work.

(g)     “Tenant Improvements” shall mean the Fixed Cost work and the Turn-Key Work.

(h)     “Turn-Key Work” shall mean the improvements to the Premises set forth in Schedule 2 which shall be the sole responsibility of the Landlord and not included in the Fixed Cost Work.

(i)     “Total Construction Costs” shall mean the entire cost of constructing the Tenant Improvements, including, without limitation, space planning and preparation of the Approved Working Drawings, labor and materials, electrical and other utility usage during construction, trash removal, related taxes and insurance costs, the reasonable fees of any construction managers and any administrative fee to Landlord.

2.     Allowance and Excess Costs Deposit.

(a)     Provided no Default has occurred and remain uncured, Landlord shall provide an amount up to the Allowance to be applied toward Total Construction Costs for the Fixed Cost Work. The Allowance must be used in conjunction with the Fixed Cost Work, and any unused amount shall be forfeited with no further obligation by Landlord with respect thereto. All Tenant Improvements for which the Allowance has been made available shall be deemed Landlord’s property. Tenant shall not be entitled to use any portion of the Allowance for anything other than the Fixed Cost Work.

(b)     In no event shall Landlord be obligated to make disbursements with respect to the Fixed Cost Work in an amount that exceeds the Allowance. The Allowance shall not be disbursed to Tenant, but shall be applied by Landlord to the payment of the Total Construction Costs for the Fixed Cost Work, if, as, and when the cost of the Fixed Cost Work is actually incurred. (c) Upon the later to occur of Tenant’s execution of this Lease or the date the Excess Costs have been determined by Landlord, Tenant shall deliver to Landlord cash in the amount equal the Excess Costs (the “Excess Costs Deposit”). In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions shall be made to the Approved Working Drawings or the Tenant Improvements as approved by Landlord and Tenant, Tenant shall pay any additional costs that arise in connection with such revisions, changes or substitutions to Landlord immediately upon Landlord’s request as an addition to the Excess Costs Deposit. The Excess Cost Deposit shall be disbursed by Landlord prior to the disbursement of the Allowance.

3.     Punchlist. Landlord will notify Tenant when Landlord considers Substantial Completion to have occurred. Within five (5) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and completion items that are necessary for final completion of the Tenant Improvements (the “Punchlist Items”). Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on Punchlist Items. Landlord shall use reasonable efforts to complete all Punchlist Items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

4.     Warranties. Landlord shall use reasonable efforts to obtain a warranty from Landlord’s contractor against defects in materials and workmanship for one (1) year following Substantial Completion. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor and all available warranties on all equipment and fixtures and other items installed in the Premises, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements, except as provided herein.

5.     Miscellaneous.

(a)     Provided the same will not interfere with the Landlord Work, Landlord shall allow Tenant access to the Premises commencing upon execution of this Lease for the purpose of installing Tenant’s equipment or fixtures (including, without limitation, Tenant’s wiring, data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this section, Tenant shall submit a schedule detailing the timing and purpose of Tenant’s entry to Landlord for its approval which shall not be unreasonably withheld or delayed. Any such early occupancy shall be on all the terms and conditions contained in this Lease, except for the payment of Base Rent and Tenant’s Cost Allocation.

(b)     Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until Landlord approves the document.

(c)     Notwithstanding any provision to the contrary contained in this Lease, if a Default has occurred at any time prior to Substantial Completion and remains uncured, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause the contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in Substantial Completion caused by such work stoppage); and (ii) all other obligations of Landlord under the terms of this Exhibit shall be forgiven until such time, if any, as such Default may be cured.

EXHIBIT E-1 – TENANT IMPROVEMENT WORK

1.     Preparation of Working Drawings.

(a)     The Space Plans prepared by Denton Architecture dated December 17, 2004 have been approved by the parties (“Space Plans”). Landlord shall cause the Architect and Engineer to prepare final working drawings of the Tenant Improvements based on the Space Plans and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Tenant shall notify Landlord whether it approves of the submitted working drawings within five (5) Business Days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval. Landlord shall revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the revised working drawings within five (5) Business Days after its receipt thereof. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within five (5) Business Days (or, in the case of resubmitted working drawings, within five (5) Business Days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. The approved working drawings are hereinafter referred to as the “Approved Working Drawings.”

2.     Cost Proposal. Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of the Total Construction Costs to be incurred in connection with the Fixed Cost Work (“Cost Proposal”). Tenant shall notify Landlord whether it approves the Cost Proposal within five (5) Business Days after Landlord’s submission thereof. If Tenant disapproves of the Cost Proposal, then Tenant shall notify Landlord thereof specifying in reasonable detail the revisions to the Approved Working Drawings to achieve the necessary cost savings. If Tenant fails to notify Landlord that it disapproves of the Cost Proposal within five (5) Business Days after the submission thereof, then Tenant shall be deemed to have approved the Cost Proposal as submitted. Tenant’s approval of the Cost Proposal shall be deemed approval of the Excess Costs resulting therefrom.

3.     Construction. Following approval of the Cost Proposal Landlord shall construct the Tenant Improvements in substantial accordance with the Approved Working Drawings.

                                                              schedule 1
                                                            fixed cost work

-------- ---------------------------------------------------------------------------- -----------------------------------------
1.       Construction of approximately  3,600 SF of office area, 3,600 SF of "retail
         area"  and  3,000  SF  of  "configuration"   area  calculated  @  $35.00/SF
         Allowance.  Said  Allowance  shall include all  architect/engineering  fees  $357,000.00 and construction manager's fees and any fees to Landlord.
-------- ---------------------------------------------------------------------------- -----------------------------------------
-------- ---------------------------------------------------------------------------- -----------------------------------------

-------- ---------------------------------------------------------------------------- -----------------------------------------
-------- ---------------------------------------------------------------------------- -----------------------------------------
2.       Plumbing  for  eyewash,  floor  drain,  hose bib and acid  resistant  floor  $  12,400.00 sealer for approximately 800 SF of floor area
-------- ---------------------------------------------------------------------------- -----------------------------------------
-------- ---------------------------------------------------------------------------- -----------------------------------------

-------- ---------------------------------------------------------------------------- -----------------------------------------
-------- ---------------------------------------------------------------------------- -----------------------------------------
                                                                               TOTAL  $369,400.00
-------- ---------------------------------------------------------------------------- -----------------------------------------

SCHEDULE 2

TURN-KEY WORK

1.     Construct a one-hour rated tenant separation wall.

2.     Separate all utilities with separate meters for each (excluding water) to the Premises.

3.     Install a new truck court and paved car parking area adding six (6) new 9’ x 10’ dock doors on the west side of the Building complete with dock levelers, shelters, dock lights and shelters.

4.     Ensure Premises contain twenty-four (24) interior roll down mesh “security screens”.

5.     480/277 volt, 3-phase, 4-wire power with a minimum 400 amps.

6.     Addition of eight (8) battery-charging stations

EXHIBIT E-2

CONTRACTOR RULES AND REGULATIONS FOR TENANT IMPROVEMENTS

1.     All contractors, subcontractors, and materialmen (“Contractor Parties”) will check in and out with Building management to the extent reasonably possible.

2.     All Contractor Parties will be appropriately dressed: shirts with sleeves (T-shirts with company name are acceptable), pants (no shorts), work shoes with socks, and whatever other clothing as may be appropriate. No torn or worn-out clothing is permitted. Contractor Parties will display a courteous demeanor towards tenants, customers, visitors and general public. No Contractor Parties shall remain in the Building after work hours.

3.     All Contractor Parties shall clean the job site after meals are eaten. Alcoholic beverages and drugs are not to be brought into, or consumed in the Building. Personnel appearing to be under the influence of either alcoholic beverages or drugs will not be allowed into the Building.

4.     Parking for all personnel must be arranged prior to commencement of work, and will be provided in designated areas only. Vehicles in unapproved areas will be subject to citation and towing without notice. Any parking charges are the sole responsibility of the Contractor Parties.

5.     All materials are to be stored at the job site or in designated storage areas. No materials are to be stored in public areas. Landlord may provide minimum secured storage for materials with prior arrangement.

6.     Contractor Parties must arrange access to areas other than job site at least 24 hours in advance.

7.     All work areas are to be visually and materially protected from the tenants and general public. If required by Landlord, the job site shall be sealed off from the balance of the adjoining space so as to minimize the disbursement of dirt, debris and noise.

8.     Radios or other excessive noise are not permitted.

9.     The use of toxic materials or odor-causing liquids must be scheduled with Landlord in advance and prior notice must be given to the tenants adjacent to the job site.

10.     All non-job site areas are to be kept clean and dust free. No material residue shall be tracked through public areas.

11.     Contractor Parties shall ensure the job site is left clean and secure at the completion of each work day. Trash and excess materials shall (a) not remain on, in, or at the job site; (b) be disposed of in bins or by truck promptly; (c) not be staged in storage at the job site in any public or adjacent areas; and (d) shall not be disposed of the building’s trash receptacles.

1.

EXHIBIT F — BUILDING SERVICES

        Subject to all Laws applicable thereto and subject to the Rules and Regulations, Landlord agrees to furnish the following services in a manner that such services are customarily furnished to comparable projects in the area:

1.     Landlord shall maintain the parking areas, driveways, alleys, landscaping and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class industrial flex building, including, without limitation, the exterior of the Building (including, without limitation, painting), exterior irrigation systems, trash removal and water/sewage lines outside the Premises exterior walls, and any items normally associated with the foregoing. All costs in performing the work described in this Section shall be included in Operating Costs.

2.     Landlord makes no representation or warranty, written or oral, express or implied, that any security will be provided to the Project, or if provided, what the level of that security may be. Landlord does not guarantee any level of security and is released from any responsibility for any claims based upon assertions that Landlord failed to provide adequate security to the Project, the premises, or otherwise.

EXHIBIT G — RULES AND REGULATIONS

1.     The Common Areas shall not be obstructed by any of the tenants or used by them for any purpose other than for parking and ingress to and egress from their respective premises. The Common Areas are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. If the responsibility for the HVAC system is not a tenant’s, no tenant and no employee or invitee of any tenant shall go upon the roof of the Building except in the case of maintenance of the HVAC system or other permitted roof mounted items.

2.     No cooking shall be done or permitted on the Premises except that private use by Tenant of approved microwave ovens, equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with all Laws.

3.     No animals (except for seeing eye dogs) shall be brought or kept in the Premises or the Building.

4.     Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person in the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s reasonable opinion. Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including, without limitation, closing doors.

5.     No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with, any window of the Building without the prior consent of Landlord.

6.     Tenant shall ensure that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

7.     The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage to the portions of the sewer line that are Landlord’s responsibility, if any, resulting from the violation of this rule shall be borne by the tenants who, or whose employees or invitee, shall have caused it.

8.     No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without prior consent of Landlord. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

9.     No material shall be placed in the trash bins or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the locale without being in violation of any law or ordinance governing such disposal. Tenant shall not overload or cause to be overloaded the trash bins or trash container areas. Landlord shall have the right to charge Tenant for any extra trash removal necessitated by extraordinary trash volume from the Premises.

10.     Canvassing, soliciting, distribution of handbills, or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

11.     Except in a case of emergency, the requirements of tenants will be attended to only upon application in writing at the office of the Building or by facsimile transmitted to the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

12.     Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval Landlord.

13.     Tenant shall not cause improper noises, vibrations, or odors within the Building.

14.     Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior consent of Landlord, and as Landlord may direct.

15.     Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

16.     Tenant will keep all fire doors and all smoke doors closed at all times.

17.     Tenant shall not use any portion of the Premises for lodging.

18.     Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

19.     Provided Landlord acts in good faith pursuant to sound operating procedures, Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. These Rules and Regulations shall be uniformly applicable to all tenants of the Building.

20.     These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions, and provisions of any lease of premises in the Building.

21.     Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building and for the preservation of good order therein.

EXHIBIT H – PARKING AGREEMENT

        Tenant shall have the right to use 159 non-reserved parking spaces, subject to the following:

1.     All parking areas shall be under the control of Landlord, and Tenant agrees that all Tenant Related Parties shall conform to such reasonable written parking regulations, conditions and provisions as may from time to time be prescribed by Landlord, provided the same do not increase Tenant’s obligations or decrease Tenant’s rights or do not create undue conditions or restrictions on Tenant and Tenant Related Parties.

2.     If Tenant is not permitted to utilize any parking space in the parking areas at any time through no direct intentional act of Landlord, such facts shall never be deemed to be a default by Landlord so as to permit Tenant to terminate this Lease (either in whole or in part). Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. However, Landlord agrees to use reasonable efforts to provide alternate parking for use by Tenant in reasonable proximity to the Building.

3.     The parking areas shall include those areas designated by Landlord as unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord.

4.     Landlord will be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards) to assure that only those persons using the parking spaces are those who have the right to do so. In the event any Tenant Related Parties wrongfully park in any parking spaces, Tenant will use reasonable efforts to correct any such wrongful parking.

5.     All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one (1) vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away after notice to Tenant. Any Tenant Related Parties who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any unauthorized vehicles belonging to any Tenant Related Parties.

6.     Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily for a reasonable period of time close-off or restrict access to the parking area, or relocate Tenant’s parking spaces to other parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the parking area or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Property.

7.     The Rules and Regulations relating to parking shall be uniformly applicable to all tenants of the Building.

                                                    EXHIBIT I - operating expenses

                                    Taxes:                             $.85/SF
                                    Insurance:                         $.07/SF
                                    CAM:                               $.13-.16/SF
                                    Mgmt Fee:                          $.05-.07/SF
                                    TOTAL:                             $1.10-1.15/SF